As filed with the Securities and Exchange Commission on September 27, 2018
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Artelo Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	7389	33-1220924
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

888 Prospect Street, Suite 210

La Jolla, CA 92037

(760) 943-1689

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory Gorgas

Chief Executive Officer

888 Prospect Street, Suite 210

La Jolla, CA 92037

Telephone: (760) 943-1689

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock offered by Selling Stockholders, $0.001 par value per share	1,213,212	$1.60	$1,941,139	$242
Common Stock par value $0.001 per share, underlying warrants	1,213,212	$1.60	$1,941,139	$242

_________________

(1)	The shares being registered hereunder consist of 1,213,212 shares of common stock and 1,213,212 shares of common stock that may be acquired upon exercise of warrants, in each case, which shares of common stock may be sold from time to time by the selling stockholders.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (“Securities Act”) based on a per share price of $1.60, the last sales price reported of the Registrant’s common stock on the Over-the-Counter (OTC) Bulletin Board on September 26, 2018. We will not receive proceeds from the sale of shares from the selling shareholders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 27, 2018

PROSPECTUS

888 Prospect Street La Jolla, CA 92037 Telephone: (760) 943-1689

2,426,424 Shares of Common Stock

 __________________________

This prospectus relates to 2,426,424 shares of our common stock which may be sold from time to time by certain of our stockholders set forth in the “Selling Stockholders” section of this prospectus. The shares offered by this prospectus include:

•	up to 1,213,212 shares issuable upon exercise of warrants held by certain of our Selling Stockholders; and

•	1,213,212 shares of common stock previously issued by us to investors in private placement transactions.

The selling stockholders may sell the shares of common stock on the OTCQB Marketplace (“OTCQB”), in one or more transactions otherwise than on the OTCQB, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. While we may receive proceeds upon the exercise of the warrants, we will not receive any proceeds from the sale of the shares offered by this prospectus.

Our common stock is quoted for trading on the OTCQB under the symbol ARTL. As of September 26, 2018, the closing bid price for our common stock as reported on the OTCQB was $1.60 per share.

 __________________________

An investment in our common stock is very risky and speculative. You should carefully consider the risk factors beginning on page 10 of this prospectus before making any investment decision.

__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus is _________________, 2018

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to provide any information or to make any representation on behalf of Artelo Biosciences, Inc. that is not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the current expectations, forecasts, and assumptions of Artelo and its management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believes,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “projects,” “future” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 10 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission and that are incorporated by reference in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to exercise your rights. For a more complete understanding of our company’s business and the risks and uncertainties facing it, you should read this entire prospectus, including but not limited to the information under the caption “Risk Factors,” beginning on page 10.

ARTELO BIOSCIENCES, INC.

Corporate Overview

The Company was initially incorporated as Knight Knox Development Corp. in the State of Nevada on May 2, 2011 with a plan to develop an online business using our domain www.offeritnow.com to generate revenues by (i) selling ad space to third party websites, (ii) charging a fee for listing items for sale on the Company’s website or (iii) selling items on the auction section of the website. On November 18, 2016, James Manley, who had served as President, Chief Executive Officer, Chief Financial Officer, Secretary and director resigned from the Company. On that date Peter O’Brien acquired all 6,000,000 shares of common stock that had previously been owned by James Manley and assumed the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and director of the Company.

On November 16, 2016, the Company registered a fully owned subsidiary in Ireland, Trinity Reliant Ventures Limited, to oversee its European operations. To date, activities within the subsidiary have consisted of raising equity capital and performing limited research in the United Kingdom.

On January 19, 2017, a majority of stockholders and the Board of Directors (the “Board”) approved a change of the Company’s name to Reactive Medical, Inc. to pursue the licensing, development and commercialization of cannabinoid-based therapeutic treatments.

On April 3, 2017, Mr. O’Brien resigned from the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company and the Board appointed Gregory Gorgas to assume those positions. At that time, Mr. Gorgas also became a member of the Company’s Board. Mr. O’Brien retained his seat on the Board and was appointed Senior Vice President – European Operations. Mr. Gorgas purchased a total of 1,760,000 shares of the Company’s common stock at a price of $0.001 per share, which shares are subject to a repurchase option by the Company should Mr. Gorgas’ employment end prior to the fourth anniversary of his employment.

On April 14, 2017, with the approval of its Board and stockholders owning a majority of the outstanding shares of the Company, the Company filed a Certificate of Change with the Secretary of State of Nevada to change the Company’s name to Artelo Biosciences, Inc. The name change more accurately informs shareholders about the focus and nature of the Company. The name “Artelo” was selected to portray our focus on improving and/or administering products distributed via arterial blood flow, and Biosciences to more accurately reflect our focus on drug development, including those derived from botanical sources.

On May 2, 2017, we entered into an Exclusive Patent License Agreement (as amended, the “Analog Agreement”) with Analog Biosciences (“Analog”) whereby we obtained an exclusive license to a provisional patent application, and any patent issued thereunder, related to a combination product strategy to produce a synergy with cannabidiol (the “Invention”), which was previously licensed to Analog by a third party. Pursuant to the terms of the Analog Agreement, we have the exclusive right to use and sublicense the Invention, for which we pay Analog a percentage of any sales, any earned royalty and certain other payments. We have prioritized our research efforts with the NEOMED compound and the technology licensed from Stony Brook University and discontinued our development efforts related to the patents licensed from Analog.

Also on May 2, 2017, Peter O’Brien, the Senior Vice President – European Operations and majority shareholder entered into an agreement to sell 50% of the shares held by him to an investor for $3,000. In addition, the Company increased the size of its Board from two members to four members and appointed Connie Matsui and Steven Kelly as members of its Board.

On June 2, 2017, the Company registered a fully owned subsidiary in England and Wales, Trinity Research & Development Limited.

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On July 31, 2017, we closed a private placement offering of 1,952,302 Units (the “Series A Units”) of our equity securities at a price of $0.40 per Series A Unit for aggregate proceeds of $780,921. Each Series A Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series A Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.00 per share for a period of five (5) years from the issue date (the “Series A Common Stock Warrants”). The Series A Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on July 31, 2017. As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series A Common Stock Warrants, within 180 days from the closing of the Offering.

On July 31, 2017, Douglas Blayney, MD was appointed to the Board. On September 20, 2017, each of Georgia Erbez and R. Martin Emanuele, PhD was appointed to the Board.

On December 20, 2017, we entered into a license agreement with NEOMED (the “NEOMED Agreement”). The NEOMED Agreement, which has an effective date of January 2, 2018, provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with the Compound and an option for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. Pursuant to the terms of the NEOMED Agreement, within 30 days after the effective date of the NEOMED Agreement, NEOMED, without additional consideration and at its sole cost, delivered to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the NEOMED Agreement. The Company will have one year from the date of receipt by the Company of the required materials to exercise the option. Upon exercise of the option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields.

On January 18, 2018, we entered into a license agreement with the Research Foundation (the “Foundation”) at Stony Brook University (the “Stony Brook Agreement”) which became effective on that same date. The Stony Brook Agreement provides us with an exclusive license under certain licensed patents of the Foundation (the "Patent Rights") to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including without limitation the field of human therapeutics. The Agreement has an effective date of January 18, 2018 (the "Effective Date").

Pursuant to the Stony Brook Agreement, the Company will pay to the Foundation an upfront fee and annual License maintenance fees, beginning on the first anniversary of the Effective Date and annually thereafter on each anniversary of the Effective Date.

The Company will be required to pay a low-single digit royalty on net sales on any patent products (the "Royalties"). The Stony Brook Agreement provides for a reduction of the Royalties in certain cases.

Pursuant to the Stony Brook Agreement, the Company will also pay to the Foundation, beginning in the first calendar year of the first commercial sales, an annual minimum royalty fee (the "Annual Minimum Royalty"). The Annual Minimum Royalty will be credited against the total Royalties due for the calendar year in which the Annual Minimum Royalty.

The Company will also be required to make payments for the following milestones:

Milestone	Milestone Payment ($US)
Lead candidate selection (milestone one of the Commercialization business plan) or second anniversary of Effective Date of Agreement, whichever comes first	$25,000.00
Initiation of a Phase II Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$150,000.00
Initiation of a Phase III Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$250,000.00
Upon First Commercial Sale based upon FDA or EMA regulatory approval for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,500,000.00
Receiving FDA or EMA approval for the second and each subsequent Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,000,000.00
First time annual Net Sales greater than $100,000,000.00	$1,000,000.00
First time annual Net Sales greater than $500,000,000.00	$5,000,000.00

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On The term of the Stony Brook Agreement will commence on the Effective Date and will continue until the Stony Brook Agreement is terminated.

March 23, 2018, we closed a private placement offering of 1,226,279 Series B Units (the “Series B Units”) of our equity securities at a price of $0.65 per Series B Unit for aggregate proceeds of $850,780.45. Each Series B Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series B Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.50 per share for a period of five (5) years from the issue date (the “Series B Common Stock Warrants”). The Series B Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on March 23, 2018. As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series B Common Stock Warrants, within 180 days from the closing of the Offering.

On September 12, 2018, we finalized a private placement offering of 701,098 Series C Units (the “Series C Units”) of our equity securities at a price of $0.75 per Series C Unit for aggregate proceeds of $525,823.50. Each Series C Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series C Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.75 per share for a period of five (5) years from the issue date (the “Series C Common Stock Warrants”). The Series C Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on September 12, 2018. As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series C Common Stock Warrants, within 180 days from the closing of the Offering.

Current Business

We are an ethical biopharmaceutical company focused on licensing, developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”). We plan to conduct research with our programs in accordance with traditional drug development standards and available to the general public via prescription or physician orders after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration, or the FDA.

The ECS encompassing cannabinoid receptors, endogenous receptor ligands (endocannabinoids) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids has emerged as a considerable target for pharmacotherapy approaches of numerous diseases.

Modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors (CB1 and CB2). The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix (e.g. FABPs) as well as their synthesis (e.g. DAGL) and breakdown (e.g. FAAH). Allosteric modulation of cannabinoid receptors may also affect how the endogenous receptor ligands associate with the cannabinoid receptors. Small molecule chemical modulators of the ECS can either be derived from the cannabis plant (phytocannabinoids) or can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or completely synthetic new chemical entities. Artelo has approaches within its current portfolio that address receptor binding and endocannabinoid transport modulation using both synthetic cannabinoids and new chemical entity approaches. Future approaches may involve targeting synthesis or breakdown enzymes.

The ECS is a widespread modulatory system that plays important roles in central nervous system (CNS) development, synaptic plasticity, and the response to endogenous and environmental insults. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, GI tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues. Cannabis, extracts from cannabis, and approved cannabinoid-based medicines are already used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with Artelo’s focus therapeutic areas of pain, inflammation, cachexia, cardiovascular, and cancer.

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approach to cannabinoid-based therapies, including phytocannabinoids and synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS. Currently we are evaluating and pursuing several technologies and compounds in each of the following areas:

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Technology

We intend to create, acquire, and develop a full spectrum of therapeutics, each of which has the potential to modulate the ECS for human health. The principal scientific platforms of our strategy are as follows:

•	Synthetics and mimetics

We plan to acquire rights to intellectual property for research and clinical stage assets developed within the pharmaceutical industry and leading research institutions which utilize synthetically developed mimetics or alternatives to plant-based cannabinoids. Our efforts to secure rights to synthetic cannabinoids and proprietary compounds led us to the NEOMED Agreement with NEOMED for the Compound and the discovery of our novel solid state form of cannabidiol.

•	New Chemical Entities

We expect to license intellectual property rights for research stage platforms and new chemical entities developed within leading academic institutions under which we may develop programs that modulate the ECS. These programs may involve the use of compounds which are neither plant based nor synthetically-derived cannabinoids, but are instead compounds that have been shown to have promising potential for modulating the ECS. Our licensing initiatives for this strategy led us to the Stony Brook Agreement.

Our Board and management have experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. As we build our pipeline and advance our research and clinical development programs, we will evaluate partnerships with large pharmaceutical and biopharmaceutical companies where applicable. Based upon our management’s current experience and the future talent we may attract, we plan to retain rights to develop and commercialize products on our own. However, we will seek collaborations with biopharmaceutical partners should that strategy serve to maximize the value for our shareholders.

Our current pipeline encompasses multiple mechanisms for endocannabinoid system modulation. The specific programs that are currently in development are set forth below:

Two of our development programs were licensed from established and respected organizations that have already conducted pre-clinical research and, in some cases, clinical research. Our science and regulatory teams are leveraging this research to speed development and commercialization timelines across our growing portfolio.

ART12.11 – Artelo’s novel cannabidiol composition is targeted for development in Inflammatory Bowel Disease (IBD), stroke and rare/orphan diseases. The rare/orphan disease strategy may be influenced by near-term FDA actions with other company’s programs containing cannabidiol, however, Artelo has the intent to prioritize pain conditions associated with inflammation and neurologic conditions such as epilepsy.

ART26.12 – Our endocannabinoid transport protein (FABP5) inhibitor is intended for treatment of breast cancer, prostate cancer, and neuropathic and nociceptive pain. Our near-term goal is to identify a lead development compound and assess its activity in models of cancer and pain. Once one or more lead compound(s) are selected, the company intends to initiate IND-enabling studies.

ART27.13 – ART27.13 is the Artelo name for the compound formerly known as NEO1940 and AZD1940. As disclosed in Company’s Press Release on January 30, 2018, Artelo expects to identify one or more cancer types with anti-tumor activity and determine which indication the Company will pursue. Artelo also intends to develop a formulation suitable for treatment of anorexia/weight loss associated with cancer (cachexia). While ART27.13 (NEO1940) has been in 205 subjects in prior clinical studies and is clinic-ready for anorexia/cachexia, our primary intent is to develop the compound as a cancer therapeutic. Once a tumor-type of interest is identified, we plan to discuss with regulatory authorities the specific steps required to initiate anti-tumor clinical studies.

Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and an emphasis on proprietary products. Any product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We plan to compete in the segments of the pharmaceutical, biotechnological and other related markets with therapeutics that demonstrate clinical utility, have an acceptable safety profile and target commercially attractive indications characterized by previously unmet medical need.

Our potential competitors, which include large pharmaceutical and biopharmaceutical companies, may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved medicines than we do. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain approval from the FDA or other regulatory agencies for their medicines more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

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Intellectual Property

We are a party to the NEOMED Agreement with NEOMED, the Stony Brook Agreement with Stony Brook University and the Analog Agreement with Analog, although we have discontinued our work with Analog and, going forward, we intend to license intellectual property from pharmaceutical and biotechnology companies and research institutions which would cover research stage and clinical stage assets to build a pipeline of products that modulate the ECS.

On December 20, 2017, the Company entered into a Material and Data Transfer, Option and License Agreement (the “License Agreement”) with NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”), that provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with NEOMED’s proprietary therapeutic compound NEO1940 (the “Compound” and an option (the “Option”) for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. The License Agreement has an effective date of January 2, 2018 (the “Effective Date”). In clinical development studies with NEOMED’s prior sponsor, NEO1940 was dosed in over 200 subjects. From 2007 to 2008, NEO1940 was evaluated in 5 phase I clinical trials under its original sponsor; AstraZeneca. NEO1940 was administered orally in 205 patients and its safety, tolerability, pharmacokinetics and pharmacodynamics were investigated. Four of these studies were single dose or Single Ascending Dose (SAD) studies. An initial SAD was conducted in Caucasian population. The program was completed with another study performed in a Japanese population. The 2 other single dose studies aimed at measuring a pharmacodynamics effect (Proof-of-Principle or POP studies) on analgesia using the capsaicin test in one case of the third molar extraction model in the other case. The last phase I study was a Multiple Ascending Dose (MAD) study, where patients with chronic lower back pain received NEO1940 for a scheduled period of 12 days. Further details of the studies are found in Table 1.

Table 1 – Clinical studies performed with NEO1940

Year	Full Title	Schedule	Primary Endpoint	Secondary Endpoints
2007

Phase I, First Time in Man, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Healthy Volunteers

		Single dose	safety and tolerability	CNS effects; PK profile,
2007-2008

A Phase I, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Japanese Healthy Male Volunteers

		Single dose	safety and tolerability	CNS effects; PK profile,
2007-2008

A Phase I, Single-centre, Randomised, Double-blind, Placebo-controlled Crossover Study in Healthy Volunteers to Evaluate Effects of a Single Oral Dose of NEO1940 on Intradermal and Topical Capsaicin-evoked Pain Symptoms[1]

		Single dose	effects on intradermal capsaicin injection-evoked pain response by assessment of pain intensity (continuous VAS rating) and to evaluate the effect on heat pain threshold in skin exposed to topical	Other pain parameters; safety and tolerability; CNS effects; PK profile, PK/PD effects
2008	A Randomised, Double Blind, Placebo-Controlled Study to Investigate the Analgesic Efficacy of a Single Dose of NEO1940, in Patients Undergoing Impacted Mandibular Third Molar Extraction[2]	Single dose	To investigate the analgesic effect compared to placebo in dental surgery patients following impacted mandibular third molar extraction.	safety and tolerability; CNS effects; PK profile, PK/PD effects
2008

A Phase I, Multi-Centre, Randomised, Double-blind, Placebo-controlled Study to Investigate the Safety, Tolerability and Pharmacokinetics of NEO1940, Including an Interaction Study, After Administration of Oral Multiple Ascending Doses in Adult Subjects with Chronic Low Back Pain[3]

		Multiple dose	safety and tolerability	CNS effects; PK profile, CYP450 induction

(1) Kalliomäki J, et al. Clin Exp Pharmacol Physiol. 2013 Mar;40(3):212-8.

(2) http://clinicaltrials.gov/ct2/show/NCT00659490?term=AZD1940&rank=2

(3) http://clinicaltrials.gov/ct2/show/NCT00689780?term=AZD1940&rank=1

NEO1940 demonstrated, in general, an acceptable safety and tolerability profile in the safety endpoints. The profile of the observed safety effects was generally typical of cannabinoids and the majority of the adverse events (AEs) were of mild or moderate intensity. A maximum tolerated dose was defined by the frequency and severity of adverse events. A dose dependent increase in body weight was observed in the MAD study. In three out of the five phase I studies, analgesia in acute pain models was also measured as an end-point; no convincing analgesic efficacy has been seen in any of these studies.

NEOMED, without additional consideration and at NEOMED’s sole cost, has agreed to deliver to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the License Agreement.

The Company will evaluate the Compound and then decide whether to exercise the Option. Upon exercise of the Option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields.

On January 18, 2018, the Company entered into the Stony Brook Agreement for an early stage research program to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including human therapeutics. The Company expects to sponsor ongoing research with the research team at Stony Brook University to identify a lead molecule and commence an IND-enabling research program thereafter.

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Research & Development

In view of the urgent need for new and more effective drugs, Artelo intends to combine innovative science and accelerated clinical development to create and develop novel therapies using cannabinoid-based medications and similar compounds which modulate the ECS. Our current research and development efforts have been limited to investigative work surrounding cannabinoids, including creating and developing novel formulations, and evaluating potential opportunities to license technologies from pharmaceutical companies and leading research institutions. As of December 26, 2017, we have commitments to invest approximately $200,000 on direct research and development related activities. Our principal research efforts to date have been with the University of Nottingham, UK and various CRO’s in the US and UK. We intend to conduct cancer related research with the API from NEOMED according to the agreed-upon research plan, as described further in the NEOMED Agreement.

Government Regulation

Government authorities in the United States, at the federal, state and local levels, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

In the United States, the FDA approves and regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the implementing regulations promulgated thereunder. The failure to comply with requirements under the FDCA and other applicable laws at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.

An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA's Good Laboratory Practice regulations;

•	submission to the FDA of an Investigational New Drug (IND) application, which must take effect before human clinical trials may begin;

•	approval by an independent institutional review board, representing each clinical site before each clinical trial may be initiated;

•

performance of adequate and well-controlled human clinical trials in accordance with good clinical practices (GCP), to establish the safety and efficacy of the proposed drug product for each indication;

•	preparation and submission to the FDA of a New Drug Application (NDA), requesting marketing for one or more proposed indications;

•	review by an FDA advisory committee, where appropriate or if applicable;

•

satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with current Good Manufacturing Practices, requirements and to assure that the facilities, methods and controls are adequate to preserve the product's identity, strength, quality and purity;

•	satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•	payment of user fees and securing FDA approval of the NDA; and

•

compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy and the potential requirement to conduct post-approval studies.

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In addition to regulations in the United States, a manufacturer is subject to a variety of regulations in foreign jurisdictions to the extent they choose to sell any drug products in those foreign countries. Even if a manufacturer obtains FDA approval of a product, it must still obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. For other countries, outside of the European Union, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary.

In the European Union, marketing authorizations for medicinal products may be obtained through different procedures founded on the same basic regulatory process. The centralized procedure provides for the grant of a single marketing authorization that is valid for all EU member states. The centralized procedure is compulsory for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of certain diseases. On the other hand, a decentralized procedure provides for approval by one or more other concerned EU member states of an assessment of an application for marketing authorization conducted by one EU member state, known as the reference EU member state. In accordance with the mutual recognition procedure, the sponsor applies for national marketing authorization in one EU member state. Upon receipt of this authorization the sponsor can then seek the recognition of this authorization by other EU member states.

Employees

We currently have two full-time employees, Mr. Gregory Gorgas, President and CEO, and Mr. Peter O’Brien, Senior Vice President - European Operations. We engage consultants who provide services on a part-time basis. These employees and consultants conduct or oversee all day-to-day operations of the Company including technical development, research, and administration. We have no unionized employees. We currently have no retainers or minimum financial commitments with any of our consultants, contractors or service providers. We consider relations with our employees to be satisfactory.

Legal Proceedings

Our industry is characterized by frequent claims and litigation, including claims regarding patent and other intellectual property rights as well as product liability. As a result, in the future, we may be involved in various legal proceedings from time to time. We are not currently a party to any litigation, nor are we aware of any pending or threatened litigation that, if determined adversely to us, would have a material effect on our business, financial condition or results of operations.

DESCRIPTION OF PROPERTY

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Trinity Research & Development, Ltd. (UK). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

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The Offering

Common stock offered by the selling stockholders	2,426,424 shares

Common stock offered by Artelo	0 shares

Common stock outstanding after this offering	14,002,293 shares

Use of proceeds

We will not receive any of the proceeds from the sale of the shares sold under this prospectus. All proceeds from the sale of the shares will be for the account of the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

OTCQB symbol	ARTL

The number of shares of common stock to be outstanding upon completion of this offering is based on 14,002,293 shares of common stock outstanding as of the date of this prospectus and excludes 4,192,293 shares of common stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $1.35 per share and 3,000,000 shares of common stock reserved for issuance to service providers of the company, of which 400,000 may be issued upon exercise of options that have been granted as of the date of this prospectus at a weighted average exercise price of $1.35 per share.

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RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in Artelo unless you can afford to bear the loss of your entire investment. The following discussion provides information concerning the material risks and uncertainties that we have identified and believe may adversely affect our business, our financial condition and ability to continue as a going concern, and our results of operations. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified below are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations.

The Company’s business objective is to pursue the licensing, development and commercialization of cannabinoid-based therapeutic treatments. The Company has no operating history as a medical research company engaged in cannabinoid-based research upon which an evaluation of the Company and its prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our product development research projects or that we will be able to develop products and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our planed research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

We have no primary or mature product candidates and may not be successful in licensing any.

One of the key elements of our business strategy is to license technologies or compounds from companies and/or research institutions. We may not be able to identify technologies or compounds that are commercially viable, or that are available for licensure under acceptable terms. If we are able to identify suitable technologies or compounds, we may be unable to successfully negotiate a license, or maintain the licensing and collaboration arrangements necessary to develop and commercialize any product candidates. We may be unable to compete with companies that are more established than us and have greater financial resources than us for licenses to available technologies and compounds. Even if we are successful in licensing programs, we may not be able to satisfy development requirements should we be unable to raise additional funding.

Any failure to establish or maintain licensing or collaboration arrangements on favorable terms could adversely affect our ability to develop and commercialize product candidates, which can adversely affect our business prospects and financial condition.

Even if we are successful in licensing lead product candidates, resource limitations may limit our ability to successfully develop them.

Pharmaceutical development requires substantial capital, skilled personnel and infrastructure to successfully develop products for market. The success of our business is highly dependent on our ability to successfully develop, obtain regulatory approval for and commercialize products. We do not currently have the financial resources to fund the development of any lead product candidate and there is no assurance that we can raise enough capital to fund product development. If we are unable to raise additional capital, we will not be able to pursue the development of any products and may have to relinquish rights to any products we may have licensed.

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We will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We will need to raise significant additional capital in the future to pursue our business objectives. Our current financial resources are limited. We will need to raise additional funds in the near future in order to satisfy our working capital and capital expenditure requirements. We may raise additional funds through public or private equity offerings, debt financings, receivables or royalty financings or corporate collaboration and licensing arrangements. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be diluted. Any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. In addition, if we raise additional funds through corporate collaboration and licensing arrangements, it may be necessary to relinquish potentially valuable rights to products or product candidates, or grant licenses on terms that are not favorable to us. Our future capital requirements may depend on a wide range of factors, including, but not limited to:

•	the costs related to initiation, progress, timing, costs and results of preclinical studies and clinical trials for our product candidates;

•	any change in the clinical development plans for these product candidates;

•	the number and characteristics of product candidates that we develop;

•	the terms of any future collaboration agreements we may choose to enter;

•	the events related to the outcome, timing and cost of meeting regulatory requirements established by the DEA, the FDA or other comparable foreign regulatory authorities;

•	the potential costs of filing, prosecuting, defending and enforcing our patent claims and other intellectual property;

•	the cost of defending intellectual property disputes; and

•	the cost of marketing and generating revenues for any of our product candidates.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue one or more of our product development programs or commercialization efforts, or other aspects of our business plan. We also may be required to relinquish, license or otherwise dispose of rights to products or product candidates that we would otherwise seek to commercialize or develop ourselves on terms that are less favorable than might otherwise be available. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

Raising additional capital may cause dilution to our existing stockholders and restrict our operations.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances, and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates.

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We have very limited operating history and capabilities.

Although our business was formed in 2011, we have had very limited operations in our current field of interest. We do not currently have the ability to perform the functions necessary to develop any product candidates. The successful development of any product candidates will require us to perform a variety of functions including, but not limited to:

•	Identifying, licensing and obtaining development programs and lead candidates

•	Conducting initial research required to identify a lead candidate as the result of intellectual property we have licensed

•	Initiating preclinical, clinical or other required studies for future product candidates

•	Adding manufacturers and suppliers required to advance our programs

•	Obtaining regulatory and marketing approvals for our product candidates that successfully complete clinical studies

•	Making milestone or other payments under any license agreements

•	Expanding, maintaining and protecting our intellectual property portfolio

•	Attracting and retaining skilled personnel

•	Creating and maintaining an infrastructure required to support our operations as a public company

Our operations continue to be focused on acquiring, developing and securing our proprietary technology and undertaking preclinical and clinical trials of our products.

We expect our financial condition and operating results to continue to fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. We will need to transition from a company with a research and development focus to a company capable of undertaking commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays and may not be successful in such a transition.

Due to our limited resources, we may be forced to focus on a single or limited number of development candidates which may force us to pass on opportunities that could have a greater chance of clinical success.

Due to our limited resources and capabilities, we will have to decide to focus on developing a limited number of product candidates. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial product candidates or profitable market opportunities. Our spending on research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

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We will need to rely on third parties to conduct our preclinical research and clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such research or trials.

We plan to rely on third-party contract research organizations (CROs), to conduct the majority of our preclinical research studies and our clinical trials. In addition, we plan to rely on other third parties, such as clinical data management organizations, medical institutions and clinical investigators, to conduct those clinical trials. There is no assurance we can obtain the services we need at commercially reasonable prices or within the timeframes we desire. Even though we will agreements governing their activities, we will have limited influence over their actual performance and we will control only certain aspects of their activities. Further, agreements with such third parties might terminate for a variety of reasons, including a failure to perform by the CROs. If there is any dispute or disruption in our relationship with our contractors or if we need to enter into alternative arrangements, that would delay our product development activities.

Our reliance on third parties for research and development activities will reduce our control over these activities, and will not relieve us of our responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. If any of our CROs’ processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals could be adversely affected. Moreover, the FDA requires us to comply with standards, commonly referred to as good clinical practices (GCPs) for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CRO fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving any marketing applications. Upon inspection, the FDA may determine that our clinical trials did not comply with GCPs. In addition, our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, our clinical trials may be delayed or we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or if the quality of the clinical data they obtain is compromised due to the failure to conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

Business disruptions could seriously harm our future revenues, results of operations and financial condition and increase our costs and expenses.

Our operations could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

If we fail to comply with our obligations to our licensors in our intellectual property licenses, we could lose license rights that are important to our business.

We are a party to the NEOMED Agreement and the Stony Brook Agreement, and we may enter into additional license agreements in the future. Our existing license agreements impose, and we expect that any future license agreements will impose, various diligence, product payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate these agreements, in which event we might not be able to develop and market any product candidate that is covered by these agreements. Termination of these licenses or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms. The occurrence of such events could have a material adverse effect on our business, financial condition and results of operations.

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Even if we are successful in licensing or developing research programs and/or product candidates, we or our licensors must maintain the intellectual property.

Our commercial success is significantly dependent on intellectual property related to any product candidates and technologies we may either acquire, license or develop internally. We are currently the licensee of two patent applications; however we intend to license additional technologies from pharmaceutical and biotechnology companies, and research institutions. In addition, based upon our own discovery research initiatives, we filed a provisional patent application on December 11, 2017 on novel chemistry related to a potential cannabinoid formulation. We have not received action on any of the provisional applications whether obtained as licenses or as a result of our own research efforts.

Our success depends in large part on our and our licensor’s ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology or products that we license from third parties. Therefore, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. In addition, if third parties who license patents to us fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our licensor’s patent rights are highly uncertain. Our and our licensor’s pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our licensor were the first to make the inventions claimed in our owned and licensed patents or pending patent applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, the first to file a patent application is entitled to the patent. We may become involved in opposition or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such proceeding could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize our product candidates without infringing third-party patent rights.

Even if any owned and/or licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

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The costs and other requirements associated with filing new patent applications, and the ongoing cost of prosecuting pending patent applications and maintenance of issued patents are material to us. Bearing these costs and complying with these requirements are essential to procurement and maintenance of patents integral to our product candidates.

Legal, filing costs, periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or patent applications will come due for payment periodically throughout the lifecycle of patent applications and issued patents. In order to help ensure that we comply with any required fee payment, documentary and/or procedural requirements as they might relate to any patents for which we are an assignee or co-assignee, we employ legal help and related professionals as needed to comply with those requirements. Failure to meet a required fee payment, document production or procedural requirement can result in the abandonment of a pending patent application or the lapse of an issued patent. In some instances, the defect can be cured through late compliance but there are situations where the failure to meet the required deadline cannot be cured. Such an occurrence could compromise the intellectual property protection around a preclinical or clinical product candidate and possibly weaken or eliminate our ability to protect our eventual market share for that product candidate.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

There is a great deal of litigation concerning intellectual property in our industry, and we could become involved in litigation. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business, financial condition, results of operations and ability to compete in the marketplace.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Some of our employees and consultants were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Our ability to research, develop and commercialize any product candidates is dependent on our ability to acquire, maintain or utilize third party contract research facilities that possess licenses relating to the cultivation, possession and supply of controlled substances.

In the United States, the U.S. Drug Enforcement Agency (“DEA”) regulates the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement of annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts. We do not currently conduct manufacturing or repackaging/relabeling of any product candidates in the United States, however we intend to conduct research on compounds derived from cannabis, currently considered a Schedule 1 controlled substance. We plan to obtain the required licenses regulating the possession and supply of cannabis and to utilize third party contractors to conduct research who have the required registrations, however there is no assurance that we will be successful in obtaining the required licenses or that we will be successful identifying or engaging third party contractors who have the required registrations.

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We plan to conduct research in the United Kingdom, where licenses to cultivate, possess and supply cannabis for medical research are granted by the Home Office on an annual basis. We do not currently possess the required licenses, so until we do so, our research must be conducted within research institutions that possess the required licenses. If we are unable to conduct research at institutions that possess the required licenses, or if those licenses are not renewed in the future, we may not be in a position to engage in or carry on research and development programs in the United Kingdom. In order to carry out research in countries other than the United States and the United Kingdom, similar licenses to those outlined above are required to be issued by the relevant authority in each country. In addition, we will be required to obtain licenses to export from the US and to import into the recipient country.

To date, we have not obtained import, export, or supply licenses within any countries. We do not have an established track record of obtaining such required licenses and there is no assurance we will be able to obtain or maintain such licenses in the future, which could restrict our ability to conduct the research required for development and commercialization of lead products.

Any product candidates we develop will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Some of our product candidates may contain controlled substances as defined in the federal Controlled Substances Act of 1970 (CSA). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts will be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Consequently, the manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to specific and potentially significant levels of regulation by the DEA. On November 25, 2015 the President of the United States signed a new law that (i) amends the CSA to require the DEA to issue an interim final scheduling rule within ninety days following FDA approval and the Secretary of Health and Human Services recommending that the Attorney General control the drug in Schedule II, III, IV or V, and (ii) amends the FDCA to ensure that companies do not lose exclusivity on newly approved drugs because of the DEA drug scheduling process. Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any approved cannabis derived products may have potential for abuse, it may require us to generate more clinical or other data than we customary to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.

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DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any cannabis derived products we may develop. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. It is likely any lead compounds we develop will contain cannabis extracts, which are Schedule I substances, therefore to conduct clinical trials in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our lead products (as applicable) and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import. We do not currently conduct any clinical trials, manufacturing or repackaging/relabeling in the United States.

Importation. If one of our product candidates is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect product availability and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted. It is always possible a competitor could take this opportunity to make adverse comments that delay the grant of an importer registration.

If one of our product candidates is approved and classified as a Schedule II controlled substance, federal law may prohibit the import of the substance for commercial purposes. If a product is listed as a Schedule II substance, we will not be allowed to import that drug for commercial purposes unless the DEA determines that domestic supplies are inadequate or there is inadequate domestic competition among domestic manufacturers for the substance as defined by the DEA. It is always possible the DEA could find that the active substance in a product, even if it is a plant derived substance, could be manufactured in the US. Moreover, Schedule I controlled substances, including BDSs, have never been registered with the DEA for importation commercial purposes, only for scientific and research needs. Therefore, if any of our future products could not be imported, that product would have to be wholly manufactured in the United States, and we would need to secure a manufacturer that would be required to obtain and maintain a separate DEA registration for that activity.

Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of any future product candidates, cannabis comprising the active ingredient in the final dosage form is currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredients in our products may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

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Distribution in the United States. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

Our product development projects, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue.

Even when and if product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our product candidates by physicians and patients. We cannot assure you that any of our product candidates will achieve the expected market acceptance and revenue, if and when we obtain the regulatory approvals. The market acceptance of any of our potential products depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the drug label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

Results of preclinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future preclinical testing of our product candidates and potential clinical trials may not necessarily be predictive of the results from Phase 1, Phase 2 or Phase 3 clinical trials. In addition, our interpretation of results derived from clinical data or our conclusions based on our preclinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in preclinical testing and early clinical trials, and we cannot be certain that we will not face similar setbacks. These setbacks may be caused by the fact that preclinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain product candidates performed satisfactorily in preclinical studies and clinical trials, but nonetheless failed to obtain FDA approval or a marketing authorization granted by the European Commission. If we fail to produce positive results in our clinical trials for our product candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result our business and financial prospects, would be materially adversely affected.

Clinical trials of cannabinoid-based product candidates are novel with very limited or non-existing history; we face a significant risk that the trials will not result in commercially viable products and treatments.

At present, there is only a very limited documented clinical trial history from which we can derive any scientific conclusions, or prove that our present assumptions for the current and planned research are scientifically compelling. While we are encouraged by the limited results of clinical trials by others, there can be no assurance that any clinical trial will result in commercially viable products or treatments.

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Clinical trials are expensive, time consuming and difficult to design and implement. We, as well as the regulatory authorities may suspend, delay or terminate our clinical trials at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

•	lack of effectiveness of any formulation or delivery system during clinical trials;

•	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;

•	slower than expected rates of subject recruitment and enrollment rates in clinical trials;

•	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

•	delays in obtaining regulatory authorization to commence a trial, including IRB approvals, licenses required for obtaining and using cannabis for research, either before or after a trial is commenced;

•	unfavorable results from ongoing pre-clinical studies and clinical trials;

•	patients or investigators failing to comply with study protocols;

•	patients failing to return for post-treatment follow-up at the expected rate;

•	sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;

•

third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol, good clinical practices, and other IRB requirements;

•	third-party entities do not perform data collection and analysis in a timely or accurate manner or at all; or

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Changes in consumer preferences and acceptance of cannabinoid-derived products and any negative trends will adversely affect our business.

We are substantially dependent on initial and continued market acceptance and proliferation of cannabinoid-derived therapeutic treatments. We believe that as cannabinoid-derived products become more widely accepted by the medical and scientific communities and the public at large, the stigma associated with cannabinoid-derived products and treatments will moderate and, as a result, consumer demand will likely continue to grow. However, we cannot predict the future growth rate and size of the market, assuming that the regulatory framework is favorable of which there can be no assurance. Any negative outlook on cannabinoid-derived products and treatments will adversely affect our business prospects.

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In addition, while some may believe that large, well-funded pharmaceutical and other related businesses and industries may have material economic reasons to be in strong opposition to cannabinoid-based products, we don’t believe that it is the case. Regardless, the pharmaceutical industry is well-funded with a strong and experienced lobby presence at both the federal and state levels as well as internationally, that surpasses financial resources of the current group of medical cannabis research and development companies. Any effort the pharmaceutical lobby could or might undertake to halt or delay the development of cannabinoid-based products could have a detrimental impact on our business.

These pressures could also limit or restrict the introduction and marketing of any such cannabinoid-derived product. Adverse publicity regarding cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived products may adversely affect the commercial success or marketability. The nature of our business attracts and may be expected to continue to attract a high level of public and media interest and, in the event of any related adverse publicity, we may not succeed in monetizing our products and treatments.

Our product candidates may contain controlled substances, the use of which may generate public controversy.

Since our product candidates may contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived product may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business will likely attract a high-level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

The FDA has not approved any plant-derived drug a safe and effective treatment for any indication.

To date, the FDA has not approved any plant-derived cannabinoid product as safe and effective for any indication. However, the FDA is aware that there is considerable interest in its use to attempt to treat a number of medical conditions. Before conducting testing in humans of a drug that has not been approved by the FDA, we will need to submit an investigational new drug application to the FDA Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

Laws and regulations affecting therapeutic uses of cannabis are constantly evolving.

The constant evolution of laws and regulations affecting the research and development of cannabis-based medical products and treatments could detrimentally affect our business. Laws and regulations related to the therapeutic uses of cannabis are subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

Our research activities in the cannabis industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence research based on plant-derived cannabinoids in the U.S., obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and/or expensive for us to find because of our research directions utilizing synthetic and plant-derived cannabinoids. There can be no assurance that we will be able to find such insurance, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or expose us to additional risks and financial liabilities.

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We face a potentially highly competitive market.

Demand for medical cannabinoid-derived products is dependent on a number of social, political and economic factors that are beyond our control. While we believe that demand for such products will continue to grow, there is no assurance that such increase in demand will happen, that we will benefit from any demand increase or that our business, in fact, will ever become profitable.

The emerging markets for cannabinoid-derived products and medical research and development are and will likely remain competitive. The development and commercialization of products is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of our competitors have developed, are developing, or will develop products and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that may enter the market. For some of our product development directions, other treatment options are currently available, under development, and may become commercially available in the future. If any of our product candidates is approved for the diseases and conditions we are currently pursuing, they may compete with a range of therapeutic treatments that are either in development or currently marketed.

Changes in legislation or regulation in the health care systems in the United States and foreign jurisdictions may affect us.

Our ability to successfully commercialize our products may depend on how the U.S. and other governments and/or health administrations provide coverage and/or reimbursements for our products. The ongoing efforts of governments, insurance companies, and other participants in the health care services industry to trim health care costs may adversely affect our ability to achieve profitability.

In certain foreign markets, including countries in the European Union, pricing of prescription pharmaceuticals is subject to governmental control. Price negotiations with governmental authorities may range from 6 to 12 months or longer after the receipt of regulatory marketing approval for a product. Our business could be detrimentally effected if reimbursements of our products is unavailable or limited if pricing is set at unacceptable levels.

The approval and use of medical and recreational marijuana in various U.S. states and changing federal regulations may impact our business.

There is a substantial amount of change occurring in on a federal level and within various states within the United States regarding the use of medical and recreational marijuana. While marijuana is a Schedule I substance as defined under federal law, and its possession and use is not permitted according to federal law, a number of individual states have enacted state laws to enable possession and use of marijuana for medical purposes, and in some states for recreational purposes also. Our business is quite distinct from that of herbal marijuana, however, our prospects may be impacted by developments of these laws at the state and federal levels in the United States. Legislation was recently introduced to ease the restrictions related to the development of cannabis derived medications. Should the federal government lift or ease the restrictions on the research of cannabis derived products, additional companies may decide to pursue the development of cannabis derived products, which could result in additional competition to license programs from research institutions, and for investors interested in investing in cannabis focused companies. Should the federal government decide to impose stricter enforcement of laws related to the research of cannabis derived products, our ability to conduct research and development within the United States could be severely impacts, which could have a material effect on our future profitability.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively or at all.

We currently only have two full time employees. Our performance is dependent on the talents and efforts of highly skilled individuals. We will need to hire additional qualified personnel with experience in preclinical testing, clinical research and testing, government regulation, manufacturing, operations, sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, therefore we cannot be certain that we can identify, hire, develop, motivate and retain such personnel, which could have a material adverse effect on our business, operating results and financial condition. Gregory D. Gorgas, our President and Chief Executive Officer, performs key functions in the operation of our business. The loss of Mr. Gorgas could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key person life insurance for any of our employees.

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We are currently reliant on consultants to oversee critical activities and perform services on behalf of the Company

Due to our limited financial resources, we have engaged consultants to work on a part-time basis to oversee critical activities and perform services on behalf of the Company. Even if we are successful in raising additional capital and require those activities and services be performed by full-time employees, there is no guarantee that we will be able to hire our current consultants or consultants with similar background and experience to oversee those functions or perform services on behalf of the Company. We are also at risk that the consultants we use may not be able to perform services on a timely basis for us as opposed to other companies who may offer greater compensation or more opportunity than we do, and that those consultants may eventually decide to accept full-time employment with other companies, some of which could be a direct competitor to us.

We have incurred losses since inception and cannot assure that we will ever achieve or sustain profitability

 We have incurred losses since inception and had an accumulated deficit of $1,948,467 through May 31, 2018. We expect to continue to incur significant expenses and increasing operating and net losses for the foreseeable future. To date, we have financed our operations primarily through the sale of equity securities. Though we closed an equity offering in July 2017 we continue to have very limited resources. To date our primary activities have been limited to, and our limited resources have been dedicated to, raising capital, recruiting personnel, negotiating with business partners and licensors of intellectual property and complying with public reporting requirements.

We have never been profitable and do not expect to be profitable in the foreseeable future. We expect our expenses to increase significantly as we pursue our objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue to incur significant expenses and operating losses over the next several years. Our prior and continuing losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital. We cannot assure that we will ever be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, license additional programs, establish or maintain development efforts, obtain regulatory approvals or continue operations.

Our employees or consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees or consultants could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state healthcare fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions, including civil, criminal or administrative.

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We may not successfully manage our growth.

Our success will depend upon the effective management of our growth, which will place a significant strain on our management and on administrative, operational and financial resources. To manage this growth, we will be required to expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. Our inability to manage this growth could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control the Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company hold approximately 70.0% of the voting power of our outstanding shares. These officers and investors have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officers have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.” As such, limited shares may be available for sales on the OTCQB.

Our common stock is presently listed for trading on the OTC Market’s OTCQB service under the symbol “ARTL.” Our stock has never had any trading volume, and we have never sold any of our shares to investors in a registered public offering. Consequently, the securities held by our prior investors are subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, if you purchase the shares being offered in this prospectus by the selling stockholders, you may be unable to sell such securities at the time or at the price or upon such other terms and conditions you desire, and the terms of such sale may be less favorable to you than might be obtainable in the absence of such limitations and restrictions on our prior shares that restrict increased availability of our shares on OTCQB.

We were previously a “shell company” under applicable SEC rules and regulations because we had no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8–K reflecting our status as a non-shell company was filed with the SEC; and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8–K reports. We are currently a “voluntary filer,” and upon effectiveness of a registration statement we will become subject to the reporting rules under the Exchange Act for that fiscal year in which a registration statement is declared effective. We may also be subject to the reporting requirements under the Exchange Act for other reasons, such as listing on a stock exchange. However, and until such time, or unless we register such shares of common stock for sale under the Securities Act, most of our stockholders that previously purchased shares will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.

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Our common stock presently is listed for trading on the OTCQB.

Our common stock presently is listed for trading on the OTC Market’s OTCQB service.

A listing on the OTC Markets is generally understood to be a less active, and therefore less liquid, trading market than other types of markets such as a stock exchange. Compared to a listing on a stock exchange, a listing on the OTC Markets can be expected to have an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us and our common stock. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock. In addition, we have had small trading volume in our common stock, which makes it difficult for our stockholders to sell their shares as and when they choose. Small trading volumes generally depress market prices. As a result, we believe that you may not be able to resell shares of our common stock publicly, if at all, at times and prices that you feel are fair or appropriate.

Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and sales of such shares may have a depressive effect on the share price of our common stock.

All of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public reporting company.

We are subject to certain reporting requirements of the Exchange Act during the fiscal year in which we have a registration statement declared effective, however, as a smaller reporting company, we are not currently required to comply with certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting. We intend to follow best practices to insure we maintain proper and effective internal controls, however we still may not be fully compliant which may result in lack of financial controls and possible restatements of our financial statements. If we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we fail to file our financial statements, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, or possible removal from the OTCQB.

During the fiscal year in which we have a registration statement declared effective, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, however we have decreased disclosure obligations in our SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. At some point, we may no longer be required to file such reports under the Exchange Act, although we plan and intend to voluntarily continue to do so.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

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Our disclosure controls and procedures may not be effective to ensure that we make all required disclosures.

As a public reporting company, we are subject to the periodic reporting requirements of the Exchange Act during the fiscal year in which we have a registration statement declared effective. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions in Nevada law, might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Our certificate of incorporation, bylaws and Nevada law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our corporate governance documents include provisions:

•	providing for a single class of directors where each member of the board shall serve for a one year term and may be elected to successive terms;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors, including provisions that require the company to advance payment for defending pending or threatened claims;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board;

•	controlling the procedures for the conduct and scheduling of board and stockholder meetings;

•	limiting the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our Board then in office; and

•	providing that directors may be removed by stockholders at any time.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management.

As a Nevada corporation, we are also subject to provisions of Nevada corporate law, including Section 78.411, et seq. of the Nevada Revised Statutes, which prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last two years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

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The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their common stock in an acquisition.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures and as a result our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as resulting rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not listed on the NASDAQ Stock Market or the New York Stock Exchange, we are not presently required to comply with many of the corporate governance provisions and we have not yet adopted certain of these measures. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Markets quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares sold under this prospectus, although we may receive up to approximately $5,142,563 upon exercise of the warrants issued to certain of our stockholders. Any proceeds we receive from the exercise of the warrants would be used for general corporate/working capital purposes. All proceeds from the sale of the shares offered in this prospectus will be for the account of the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

DIVIDEND POLICY

We have not paid any cash dividends on our common stock in the past and do not anticipate paying any cash dividends on our common stock at any time in the foreseeable future. Any future determination to pay dividends on our common stock will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors our Board may deem relevant. In addition, our current financing arrangements effectively prohibit us from paying cash dividends on our capital stock for the foreseeable future.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. As of September 26, 2018, the most recent closing bid price for our common stock as reported on the OTCQB was $1.60 per share.

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SELLING STOCKHOLDERS

The shares may be offered by the selling stockholders or by pledges, donees, transferees or other successors in interest that receive such shares as a gift or through a private sale or transfer. We may amend or supplement this prospectus from time to time to update information provided in the table.

Selling Stockholder	Shares beneficially owned prior to offering	Number of shares being offered	Shares beneficially owned after offering	Percentage of outstanding shares beneficially owned after offering (1)

Alinga Capital Fund L.P.(2)	1,135,000	60,000	1,075,000	7.1%
Andrew Yates(3)	26,932	26,932	0	*
Barry Collins(4)	189,870	53,332	136,538	*
Brady Costello(5)	26,668	26,668	0	*
Brian Murphy(6)	26,666	26,666	0	*
Candida Del Rosario-Boardman(7)	8,000	8,000	0	*
CB1 Wellness Master Fund LP(8)	260,000	260,000	0	*
Charles M. Natcher(9)	20,000	20,000	0	*
Charles W. Howe(10)	80,000	80,000	0	*
Christopher A. Bellamy(11)	26,666	26,666	0	*
Colum Whelan(12)	26,666	26,666	0	*
David Kaufman(13)	80,000	80,000	0	*
Duncan Ley(14)	26,668	26,668	0	*
Eric Baum(15)	126,668	126,668	0	*
Five Points Capital Management LLC(16)	140,000	140,000	0	*
GammaQ LLC(17)	615,384	615,384	0	*
Jamie Sherry(18)	36,992	4,402	32,590	*
John Brady(19)	90,254	90,254	0	*
Justin R. Hone(20)	30,768	30,768	0	*
Mark Sockell(21)	53,330	53,330	0	*
Matt Matthews(22)	36,000	36,000	0	*
Mosetta Nominees(23)	57,434	26,666	30,768	*
Patrick Lawlor(24)	80,000	80,000	0	*
Patton Acquisitions Ltd.(25)	26,668	26,668	0	*
Robert Emmet Bourke(26)	156,600	106,600	50,000	*
Robert Kelly(27)	61,538	61,538	0	*
Rudi Neuman(28)	35,306	35,306	0	*
The Colm Egan Pension Fund(29)	59,962	59,962	0	*
WOCO Limited(30)	57,434	57,434	0	*
WS Investment Company, LLC(31)	153,846	153,846	0	*
Total		2,426,424

______________

*	Less than 1%
(1)

Based upon 14,002,293 shares of common stock outstanding as of the close of business on September 26, 2018 (the “Measurement Date”) in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2)

Shares beneficially owned includes a warrant to purchase 30,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase, and those shares and warrants held by Paul Quilkey, a principal of Alinga Capital Fund, L.P.

(3)	Shares beneficially owned includes a warrant to purchase 13,466 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(4)	Shares beneficially owned includes a warrant to purchase 26,666 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(5)	Shares beneficially owned includes a warrant to purchase 13,334 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(6)	Shares beneficially owned includes a warrant to purchase 13,333 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(7)	Shares beneficially owned includes a warrant to purchase 4,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(8)	Shares beneficially owned includes a warrant to purchase 130,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(9)	Shares beneficially owned includes a warrant to purchase 10,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(10)	Shares beneficially owned includes a warrant to purchase 40,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(11)	Shares beneficially owned includes a warrant to purchase 13,333 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(12)	Shares beneficially owned includes a warrant to purchase 13,333 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(13)	Shares beneficially owned includes a warrant to purchase 40,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(14)	Shares beneficially owned includes a warrant to purchase 13,334 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(15)	Shares beneficially owned includes a warrant to purchase 63,334 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(16)	Shares beneficially owned includes a warrant to purchase 70,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

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(17)	Shares beneficially owned includes a warrant to purchase 307,692 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(18)	Shares beneficially owned includes a warrant to purchase 2,201 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(19)	Shares beneficially owned includes a warrant to purchase 45,127 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(20)	Shares beneficially owned includes a warrant to purchase 15,384 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(21)	Shares beneficially owned includes a warrant to purchase 26,665 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(22)	Shares beneficially owned includes a warrant to purchase 18,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(23)	Shares beneficially owned includes a warrant to purchase 13,333 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(24)	Shares beneficially owned includes a warrant to purchase 40,000 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(25)	Shares beneficially owned includes a warrant to purchase 13,334 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(26)	Shares beneficially owned includes a warrant to purchase 53,300 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(27)	Shares beneficially owned includes a warrant to purchase 30,769 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(28)	Shares beneficially owned includes a warrant to purchase 17,653 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(29)	Shares beneficially owned includes a warrant to purchase 29,981 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(30)	Shares beneficially owned includes a warrant to purchase 28,717 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.
(31)	Shares beneficially owned includes a warrant to purchase 76,923 shares of our common stock, which is fully exercisable for up to five (5) years from the date of purchase.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. As of the date of this prospectus, our common stock is quoted for trading on the OTCQB and, for so long as our common stock continues to be quoted for trading in that venue, we expect that sales made in the over-the-counter market will likely be effected through that quotation system. As of September 26, 2018, the last reported bid price for our common stock on the OTCQB was $1.60 per share, and as such represented the market price for our common stock as of that date. However, as described under the heading “Risk Factors” in this prospectus, our common stock is currently very thinly traded and its market price is subject to a high degree of volatility. Further, sales of the common stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, we cannot know the price at which any of our common stock to be registered hereunder may ultimately be sold by the holders thereof. Shares of our common stock are currently quoted for trading on the OTCQB under the symbol ARTL. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the preferred stock, common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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DESCRIPTION OF CAPITAL STOCK

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

General

The Company’s authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.001 per share, of which 150,000,000 shares are common stock, par value $0.001 per share and 50,000,000 of preferred stock, par value $0.001. As of the date hereof, the Company has 14,002,293 of common stock outstanding held by approximately 87 shareholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

The company has authorized 50,000,000 shares of preferred stock. There is no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Registration Rights

In connection with our Subscription Agreement entered into on July 31, 2017, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within 180 calendar days from the final closing of the Offering, the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Offering, (b) the shares of common stock issuable upon exercise of the Series A Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within 15 trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within 120 days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to 2% per month multiplied by the number of Shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed 12% of the aggregate Shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Registrable Shares have been sold in accordance with Rule 144.

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We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date of this prospectus, the Series A Common Stock Warrants entitle their holders to purchase 1,952,302 shares of common stock, with a term of five years and an exercise price of $1.00 per share. The Series A Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series B Common Stock Warrants entitle their holders to purchase 1,308,893 shares of common stock, with a term of five years and an exercise price of $1.50 per share. The Series B Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series C Common Stock Warrants entitle their holders to purchase 701,098 shares of common stock, with a term of five years and an exercise price of $1.75 per share. The Series C Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, we had outstanding options to purchase an aggregate of 400,000 shares of our common stock pursuant to our 2018 Equity Incentive Plan, at a weighted-average exercise price of $1.35 per share, and 2,600,000 shares of our common stock remain available for future grant or issuance under our such plan.

Anti Takeover

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, or under U.S. federal non-income tax laws, or the potential application of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	real estate investment trusts and regulated investment companies;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships and other pass-through entities (and investors therein);

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who hold or receive our common stock pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

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You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal non-income tax laws, or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are any holder (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) that is not:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a U.S. person.

Distributions

We have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Gain on Disposition of Common Stock” below).

Any dividend paid to you generally will, subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an Internal Revenue Service (“IRS”), Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Payments of effectively connected dividends that are included in the gross income of a non-U.S. holder generally are exempt from withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8 ECI or other applicable IRS Form W-8 properly certifying such exemption.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

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Gain on Disposition of Common Stock

In general, subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” you will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States) subject to an applicable tax treaty providing otherwise; or

•

our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes (a USRPHC) at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.

Even if we became a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is regularly traded on an established securities market (within the meaning of the applicable regulations) and such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our outstanding common stock at any time during the shorter of the five-year period ending on the date of disposition and such holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock to a “non-financial foreign entity” (as specifically defined for this purpose) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. Withholding under FATCA generally (1) applies to payments of dividends on our common stock and (2) under certain transitional rules, will apply to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2018. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, you may be eligible for refunds or credits of the tax. You should consult your tax advisors regarding these withholding provisions.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements. These forward-looking statements are based on current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. We encourage you to review the information under the caption “Risk Factors,” beginning on page 10, for a discussion of some of the risks and uncertainties facing Artelo and its business.

Our unaudited financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this quarterly report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles (GAAP).

In this Prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this quarterly report, the terms “we”, “us”, “our” and “our company” mean Artelo Biosciences, Inc., and our wholly owned subsidiaries, Trinity Reliant Ventures Limited, in Ireland, and Trinity Research & Development Limited, in England and Wales unless otherwise indicated.

Overview

We were incorporated under the laws of the State of Nevada on May 2, 2011 under the name Knight Knox Development Corp. Our principal address is 888 Prospect Street, Suite 210, La Jolla, California, USA and our European office is located at 29 Fitzwilliam Street, Upper, Dublin 2 Ireland. Our telephone number in North America is 760-943-1689 and our European office number is +353 (1) 443 4604.

From inception to January 2017 our business plan was that of a development stage e-commerce company with the intention of operating a fully functional auction site where customers would register for an account and sell and purchase goods and services. Beginning in April 2017, we changed our business plan, and we are now focused on becoming a specialty biopharmaceutical company that intends to license, develop and commercialize novel cannabinoid therapeutic treatments. Although we have licensed one provisional patent pertaining to a novel cannabinoid-based drug combination to date, we are not yet developing any such treatments.

On January 19, 2017, a majority of our stockholders and our board of directors approved a name change from Knight Knox Development Corp. to Reactive Medical Inc., to better reflect a change of direction of our business. In addition, the majority stockholder and our board of directors approved an increase to our authorized capital from 75,000,000 shares of common stock, par value $0.001 to 150,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001. The change of name became effective with the OTC Markets at the opening of trading on February 10, 2017 under the symbol “RMED”.

On April 3, 2017, Mr. Peter O’Brien resigned his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the company and was appointed Senior Vice President of European Operations. On April 3, 2017, Mr. Gregory Gorgas was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a member of our board of directors. On that date, the Company entered into an employment contract with Mr. Gorgas, which commits the Company and Mr. Gorgas to specific rights and responsibilities, customary to industry standards. For example, upon fulfilling certain obligations, including raising capital in excess of $5,000,000. Mr. Gorgas will then be paid an annual salary of $250,000 and be eligible for additional compensation in the form of bonus, equity, and benefits, commensurate with industry standards. Per the terms of the employment agreement, that any investment in, or appointment to or continuing service on a board of directors or similar body of, any corporation or entity, must be approved in writing by the Company. The agreement includes non-competition terms. The employment agreement can only be terminated in accordance with the Term of Employment specified in the agreement.

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Simultaneously, on April 3, 2017, Mr. Gorgas entered into a stock purchase agreement to purchase 1,760,000 common shares for a purchase price of $1,760.

On April 14, 2017, with the approval of its board of directors and shareholders owning a majority of our company’s issued and outstanding shares by written consent in lieu of a meeting, we filed a Certificate of Change with the Secretary of State of Nevada, changing our name to Artelo Biosciences, Inc., effective as of April 28, 2017. The change of name became effective on the OTC Markets on May 2, 2017 under the symbol “ARTL”.

On May 2, 2017, we entered into an Exclusive Patent License Agreement with Analog Biosciences, Inc. pursuant to which we obtained an exclusive license to two provisional patent applications, and any patent issued on such patent application, related to a combination product strategy to produce a synergy with cannabidiol which was previously assigned to Analog. We have discontinued development of the two provisional patents licensed from Analog.

On January 18, 2018, we entered into a license agreement with the Research Foundation (the “Foundation”) at Stony Brook University (the “Stony Brook Agreement”) which became effective on that same date. The Stony Brook Agreement provides us with an exclusive license under certain licensed patents of the Foundation (the “Patent Rights”) to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including without limitation the field of human therapeutics. The Agreement has an effective date of January 18, 2018 (the “Effective Date”).

On January 18, 2018, we entered into a license agreement with the Research Foundation at Stony Brook University (the “Stony Brook Agreement”) which became effective on that same date. The Stony Brook Agreement provides us with an exclusive license under certain licensed patents of the Foundation (the “Patent Rights”) to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including without limitation the field of human therapeutics. The Agreement has an effective date of January 18, 2018 (the “Effective Date”).

Pursuant to the Stony Brook Agreement, we will pay to the Foundation an upfront fee and annual License maintenance fees, beginning on the first anniversary of the Effective Date and annually thereafter on each anniversary of the Effective Date.

We will be required to pay a low-single digit royalty on net sales on any patent products (the “Royalties”). The Stony Brook Agreement provides for a reduction of the Royalties in certain cases.

Pursuant to the Stony Brook Agreement, we will also pay to the Foundation, beginning in the first calendar year of the first commercial sales, an annual minimum royalty fee (the “Annual Minimum Royalty”). The Annual Minimum Royalty will be credited against the total Royalties due for the calendar year in which the Annual Minimum Royalty.

We are an ethical biopharmaceutical company focused on licensing, developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”). We plan to conduct research with our programs in accordance with traditional drug development standards and available to the general public via prescription or physician orders after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration, or the FDA.

We have two wholly owned subsidiaries, Trinity Reliant Ventures Limited, in Ireland, and Trinity Research & Development Limited, in England and Wales.

We have never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.

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Our Current Business

We are an ethical biopharmaceutical company focused on licensing, developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”). We plan to conduct research with our programs in accordance with traditional drug development standards and available to the general public via prescription or physician orders after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration, or the FDA.

The ECS encompassing cannabinoid receptors, endogenous receptor ligands (endocannabinoids) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids has emerged as a considerable target for pharmacotherapy approaches of numerous diseases.

Modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors (CB1 and CB2). The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix (e.g. FABPs) as well as their synthesis (e.g. DAGL) and breakdown (e.g. FAAH). Allosteric modulation of cannabinoid receptors may also affect how the endogenous receptor ligands associate with the cannabinoid receptors. Small molecule chemical modulators of the ECS can either be derived from the cannabis plant (phytocannabinoids) or can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or completely synthetic new chemical entities. Artelo has approaches within its current portfolio that address receptor binding and endocannabinoid transport modulation using both synthetic cannabinoids and new chemical entity approaches. Future approaches may involve targeting synthesis or breakdown enzymes.

The ECS is a widespread modulatory system that plays important roles in central nervous system (CNS) development, synaptic plasticity, and the response to endogenous and environmental insults. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, GI tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues. Cannabis, extracts from cannabis, and approved cannabinoid-based medicines are already used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with Artelo’s focus therapeutic areas of pain, inflammation, cachexia, cardiovascular, and cancer.

Results of Operations

The following summary of our results of operations, for the nine months ended May 31, 2018 and 2017, should be read in conjunction with our interim financial statements, as included in this Form 10-Q and our audited financial statements for the year ended August 31, 2017, as included in Form 10-K filed with the SEC on November 29, 2017.

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, but we cannot guarantee that we will be able to achieve same.

The following table provides selected financial data about our company as of May 31, 2018 and August 31, 2017.

Balance Sheet Data

	May 31,	August 31,
	2018	2017

Cash	$326,023	$572,775
Total Assets	$400,983	$574,275
Total Liabilities	$492,328	$29,438
Stockholders’ Equity (Deficit)	$(91,345)	$544,837

We have not generated any revenues since inception through May 31, 2018. The decrease in total assets and cash was primarily due to an increase in operating expenses offset by proceeds from stock issuance.

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The increase in total liabilities was due to an increase in accounts payable and accrued liabilities and an increase in due to related party.

For the Three Months Ended May 31, 2018 Compared to the Three Months Ended May 31, 2017

	Three months ended
	May 31,
	2018	2017
Operating Expenses
General and administrative expense	$104,564	$19,299
Professional fees	236,375	76,426
Research and development	236,845	-
Depreciation	73	-
Total Operating Expenses	577,857	95,725
Loss from Operations	(577,857)	(95,725)
Interest expense	-	(907)
Net Loss	$(577,857)	$(96,632)

Our operating expenses, for the three months ended May 31, 2018 were $577,857 compared to $95,725 for the same period in 2017. The Company’s operating expenses were primarily related to professional fees for ongoing regulatory requirements, research and development and general and administrative expenses.

For the Nine Months Ended May 31, 2018 Compared to the Nine Months Ended May 31, 2017

	Nine months ended
	May 31,
	2018	2017
Operating Expenses
General and administrative expense	$272,052	$23,415
Professional fees	463,719	93,822
Research and development	917,388	-
Depreciation	219	-
Total Operating Expenses	1,653,378	117,237
Loss from Operations	(1,653,378)	(117,237)
Interest Expense	-	(1,923)
Net Loss	$(1,653,378)	$(119,160)

Our operating expenses, for the nine months ended May 31, 2018 were $1,653,378 compared to $117,237 for the same period in 2017. The higher operating expenses during the nine months ended May 31, 2018 were primarily related to research and development expenses.

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Liquidity and Capital Resources

Working Capital

	May 31,	August 31,
	2018	2017
Current Assets	$400,345	$574,275
Current Liabilities	492,328	29,438
Working Capital	$(91,983)	$544,837

Cash Flows

	Nine Months Ended
	May 31,
	2018	2017
Cash Flows used in operating activities	$(1,096,148)	$(58,862)
Cash Flows used in investing activities	(887)	-
Cash Flows provided by financing activities	862,656	283,110
Effects on changes in foreign exchange rate	(12,373)	-
Net decrease in cash during period	$(246,752)	$224,248

Cash Flow from Operating Activities

During the nine months ended May 31, 2018, cash used in operating activities was $1,096,148 compared to cash used in operating activities of $58,862 during the period ended May 31, 2017. The cash used from operating activities was primarily attributed to net loss of $1,653,378 offset by stock based compensation of $168,751 and an increase in accounts payable and accrued liabilities of $461,052.

Cash Flow from Investing Activities

The company used $887 for a purchase of equipment during the nine months ended May 31, 2018. The company did not use any funds for investing activities in the nine months ended May 31, 2017.

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Cash Flow from Financing Activities

During the nine months ended May 31, 2018, the company received $860,786 from the issuance of common shares, $18,472 as an advance from a related party, and repaid $16,602 to a related party. During the nine months ended May 31, 2017, the company received $3,274 as an advances and expenses paid from the current Senior Vice President, European Operations, $29,400 from the proceeds from the issuance of a note payable, $2,160 from the issuance of common shares, $231,666 from stock payable, $4,204 of expenses incurred by the president of the company, and $12,406 from the previous president of the company.

Going Concern

Our auditors issued a going concern opinion on our financial statements as of and for the period ended August 31, 2017. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated sufficient revenues to cover operating costs or raised enough funds. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to our current Offering.

Off Balance Sheet Arrangement

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

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BUSINESS

Corporate Overview

The Company was initially incorporated as Knight Knox Development Corp. in the State of Nevada on May 2, 2011 with a plan to develop an online business using our domain www.offeritnow.com to generate revenues by (i) selling ad space to third party websites, (ii) charging a fee for listing items for sale on the Company’s website or (iii) selling items on the auction section of the website. On November 18, 2016, James Manley, who had served as President, Chief Executive Officer, Chief Financial Officer, Secretary and director resigned from the Company. On that date Peter O’Brien acquired all 6,000,000 shares of common stock that had previously been owned by James Manley and assumed the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and director of the Company.

On November 16, 2016, the Company registered a fully owned subsidiary in Ireland, Trinity Reliant Ventures Limited, to oversee its European operations. To date, activities within the subsidiary have consisted of raising equity capital and performing limited research in the United Kingdom.

On January 19, 2017, a majority of stockholders and the Board of Directors (the “Board”) approved a change of the Company’s name to Reactive Medical, Inc. to pursue the licensing, development and commercialization of cannabinoid-based therapeutic treatments.

On April 3, 2017, Mr. O’Brien resigned from the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company and the Board appointed Gregory Gorgas to assume those positions. At that time, Mr. Gorgas also became a member of the Company’s Board. Mr. O’Brien retained his seat on the Board and was appointed Senior Vice President – European Operations. Mr. Gorgas purchased a total of 1,760,000 shares of the Company’s common stock at a price of $0.001 per share, which shares are subject to a repurchase option by the Company should Mr. Gorgas’ employment end prior to the fourth anniversary of his employment

On April 14, 2017, with the approval of its Board and stockholders owning a majority of the outstanding shares of the Company, the Company filed a Certificate of Change with the Secretary of State of Nevada to change the Company’s name to Artelo Biosciences, Inc. The name change more accurately informs shareholders about the focus and nature of the Company. The name “Artelo” was selected to portray our focus on improving and/or administering products distributed via arterial blood flow, and Biosciences to more accurately reflect our focus on drug development, including those derived from botanical sources.

On May 2, 2017, we entered into an Exclusive Patent License Agreement (as amended, the “Analog Agreement”) with Analog Biosciences (“Analog”) whereby we obtained an exclusive license to a provisional patent application, and any patent issued thereunder, related to a combination product strategy to produce a synergy with cannabidiol (the “Invention”), which was previously licensed to Analog by a third party. Pursuant to the terms of the Analog Agreement, we have the exclusive right to use and sublicense the Invention, for which we pay Analog a percentage of any sales, any earned royalty and certain other payments. We have prioritized our research efforts with the NEOMED compound and the technology licensed from Stony Brook University and discontinued our development efforts related to the patents licensed from Analog.

Also on May 2, 2017, Peter O’Brien, the Senior Vice President – European Operations and majority shareholder entered into an agreement to sell 50% of the shares held by him to an investor for $3,000. In addition, the Company increased the size of its Board from two members to four members and appointed Connie Matsui and Steven Kelly as members of its Board.

On June 2, 2017, the Company registered a fully owned subsidiary in England and Wales, Trinity Research & Development Limited.

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On July 31, 2017, we closed a private placement offering of 1,952,302 Series A Units (the “Series A Units”) of our equity securities at a price of $0.40 per Unit for aggregate proceeds of $780,921. Each Series A Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series A Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.00 per share for a period of five (5) years from the issue date (the “Series A Common Stock Warrants”). The Series A Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on July 31, 2017. As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series A Common Stock Warrants, within 180 days from the closing of the Offering.

On July 31, 2017, Douglas Blayney, MD was appointed to the Board. On September 20, 2017, each of George Erbez and R. Martin Emanuele, PhD was appointed to the Board.

On December 20, 2017, we entered into a license agreement with NEOMED (the “NEOMED Agreement”). The NEOMED Agreement, which has an effective date of January 2, 2018, provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with the Compound and an option for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. Pursuant to the terms of the NEOMED Agreement, within 30 days after the effective date of the NEOMED Agreement, NEOMED, without additional consideration and at its sole cost, delivered to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the NEOMED Agreement. The Company will have one year from the date of receipt by the Company of the required materials to exercise the option. Upon exercise of the option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields.

On January 18, 2018, we entered into a license agreement with the Research Foundation (the “Foundation”) at Stony Brook University (the “Stony Brook Agreement”) which became effective on that same date. The Stony Brook Agreement provides us with an exclusive license under certain licensed patents of the Foundation (the "Patent Rights") to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including without limitation the field of human therapeutics. The Agreement has an effective date of January 18, 2018 (the "Effective Date").

Pursuant to the Stony Brook Agreement, the Company will pay to the Foundation an upfront fee and annual License maintenance fees, beginning on the first anniversary of the Effective Date and annually thereafter on each anniversary of the Effective Date.

The Company will be required to pay a low-single digit royalty on net sales on any patent products (the "Royalties"). The Stony Brook Agreement provides for a reduction of the Royalties in certain cases.

Pursuant to the Stony Brook Agreement, the Company will also pay to the Foundation, beginning in the first calendar year of the first commercial sales, an annual minimum royalty fee (the "Annual Minimum Royalty"). The Annual Minimum Royalty will be credited against the total Royalties due for the calendar year in which the Annual Minimum Royalty.

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The Company will also be required to make payments for the following milestones:

Milestone	Milestone Payment ($US)
Lead candidate selection (milestone one of the Commercialization business plan) or second anniversary of Effective Date of Agreement, whichever comes first	$25,000.00
Initiation of a Phase II Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$150,000.00
Initiation of a Phase III Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$250,000.00
Upon First Commercial Sale based upon FDA or EMA regulatory approval for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,500,000.00
Receiving FDA or EMA approval for the second and each subsequent Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,000,000.00
First time annual Net Sales greater than $100,000,000.00	$1,000,000.00
First time annual Net Sales greater than $500,000,000.00	$5,000,000.00

The term of the Stony Brook Agreement will commence on the Effective Date and will continue until the Stony Brook Agreement is terminated.

On March 23, 2018, we closed a private placement offering of 1,308,893 Series B Units (the “Series B Units”) of our equity securities at a price of $0.65 per Series B Unit for aggregate proceeds of $850,780.45. Each Series B Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series B Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.50 per share for a period of five (5) years from the issue date (the “Series B Common Stock Warrants”). The Series B Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on March 23, 2018. As part of the Offering, the Company and the Investors entered into a Series B Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series B Common Stock Warrants, within 180 days from the closing of the Offering.

On September 12, 2018, we closed a private placement offering of 701,098 Series C Units (the “Series C Units”) of our equity securities at a price of $0.75 per Series C Unit for aggregate proceeds of $525,823.50. Each Series C Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series C Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.75 per share for a period of five (5) years from the issue date (the “Series C Common Stock Warrants”). The Series C Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on September 12, 2018. As part of the Offering, the Company and the Investors entered into a Series C Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series C Common Stock Warrants, within 180 days from the closing of the Offering.

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Current Business

We are an ethical biopharmaceutical company focused on licensing, developing and commercializing treatments intended to modulate the endocannabinoid system (“ECS”). We plan to conduct research with our programs in accordance with traditional drug development standards and available to the general public via prescription or physician orders after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (“FDA”).

The ECS encompassing cannabinoid receptors, endogenous receptor ligands (endocannabinoids) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids has emerged as a considerable target for pharmacotherapy approaches of numerous diseases.

Modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors (CB1 and CB2). The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix (e.g. FABPs) as well as their synthesis (e.g. DAGL) and breakdown (e.g. FAAH). Allosteric modulation of cannabinoid receptors may also affect how the endogenous receptor ligands associate with the cannabinoid receptors. Small molecule chemical modulators of the ECS can either be derived from the cannabis plant (phytocannabinoids) or can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or completely synthetic new chemical entities. Artelo has approaches within its current portfolio that address receptor binding and endocannabinoid transport modulation using both synthetic cannabinoids and new chemical entity approaches. Future approaches may involve targeting synthesis or breakdown enzymes.

The ECS is a widespread modulatory system that plays important roles in central nervous system (CNS) development, synaptic plasticity, and the response to endogenous and environmental insults. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, GI tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues. Cannabis, extracts from cannabis, and approved cannabinoid-based medicines are already used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with Artelo’s focus therapeutic areas of pain, inflammation, cachexia, cardiovascular, and cancer.

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approach to cannabinoid-based therapies, including phytocannabinoids and synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS. Currently we are evaluating and pursuing several technologies and compounds in each of the following areas:

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Technology

We intend to create, acquire, and develop a full spectrum of therapeutics, each of which has the potential to modulate the ECS for human health. The three principle scientific platforms of our strategy are as follows:

•	Phytocannabinoids

We plan to develop proprietary formulations and delivery mechanisms, and proprietary combinations of cannabinoids. We are able to leverage prior research performed on plant-derived material as a basis on which to conduct additional research to profile product candidates. We intend to file patents for any novel formulations, delivery mechanisms and proprietary combinations that we develop through our research and development efforts.

•	Synthetics and mimetics

We plan to acquire rights to intellectual property for research and clinical stage assets developed within the pharmaceutical industry and leading research institutions which utilize synthetically developed mimetics or alternatives to plant-based cannabinoids. Our efforts to secure rights to synthetics and novel compounds led us to the NEOMED Agreement with NEOMED for the Compound.

•	New Chemical Entities

We expect to license intellectual property rights for research stage platforms and new chemical entities developed within leading academic institutions under which we may develop programs that modulate the ECS. These programs may involve the use of compounds which are neither plant based nor synthetically-derived cannabinoids, but are instead compounds that have been shown to have promising potential for modulating the ECS. Our initiatives for this strategy led us to the license novel technology from Stony Brook University, which we expect to be a core program for the Company.

Artelo’s Board and management have experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. As we build our pipeline and advance our research and clinical development programs, we will evaluate partnerships with large pharmaceutical and biopharmaceutical companies where applicable. Based upon our management’s current experience and the future talent we may attract, we plan to retain rights to develop and commercialize products on our own. However, we will seek collaborations with biopharmaceutical partners should that strategy serve to maximize the value for our shareholders.

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Our current pipeline encompasses multiple mechanisms for endocannabinoid system modulation. The specific programs that are currently in development are set forth below:

Two of our development programs were licensed from established and respected organizations that have already conducted pre-clinical research and, in some cases, clinical research. Our science and regulatory teams are leveraging this research to speed development and commercialization timelines across our growing portfolio.

ART12.11 – Artelo’s novel cannabidiol composition is targeted for development in Inflammatory Bowel Disease (IBD), stroke and rare/orphan diseases. The rare/orphan disease strategy may be influenced by near-term FDA actions with other company programs containing cannabidiol, however, Artelo has the intent to prioritize pain conditions associated with inflammation and neurologic conditions such as epilepsy.

ART26.12 – Our endocannabinoid transport protein (FABP5) inhibitor is intended for treatment of breast cancer, prostate cancer, and neuropathic and nociceptive pain. Our near-term goal is to identify a lead development compound and assess its activity in models of cancer and pain. Once one or more lead compound(s) are selected, the company intends to initiate IND-enabling studies.

ART27.13 – ART27.13 is the Artelo name for the compound formerly known as NEO1940 and AZD1940. As disclosed in Company’s Press Release on January 30, 2018, Artelo expects to identify one or more cancer types with anti-tumor activity and determine which indication the Company will pursue. Artelo also intends to develop a formulation suitable for treatment of anorexia/weight loss associated with cancer (cachexia). While ART27.13 (NEO1940) has been in 205 subjects in prior clinical studies and is clinic-ready for cachexia, our primary intent is to develop the compound as a cancer therapeutic. Once a tumor-type of interest is identified, we plan to discuss with regulatory authorities the specific steps required to initiate anti-tumor clinical studies.

Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and an emphasis on proprietary products. Any product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We plan to compete in the segments of the pharmaceutical, biotechnological and other related markets with therapeutics that demonstrate clinical utility, have an acceptable safety profile and target commercially attractive indications characterized by previously unmet medical need.

Our potential competitors, which include large pharmaceutical and biopharmaceutical companies, may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved medicines than we do. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain approval from the FDA or other regulatory agencies for their medicines more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

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Intellectual Property

We are a party to the NEOMED Agreement with NEOMED and the Stony Brook Agreement with Stony Brook University and, going forward, we intend to license intellectual property from pharmaceutical and biotechnology companies and research institutions which would cover research stage and clinical stage assets to build a pipeline of products that modulate the ECS.

On December 20, 2017, the Company entered into a Material and Data Transfer, Option and License Agreement (the “License Agreement”) with NEOMED Institute, a Canadian not-for-profit corporation (“NEOMED”), that provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with NEOMED’s proprietary therapeutic compound NEO1940 (the “Compound” and an option (the “Option”) for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. The License Agreement has an effective date of January 2, 2018 (the “Effective Date”). In clinical development studies with NEOMED’s prior sponsor, NEO1940 was dosed in over 200 subjects. From 2007 to 2008, NEO1940 was evaluated in 5 phase I clinical trials under its original sponsor; AstraZeneca. NEO1940 was administered orally in 205 patients and its safety, tolerability, pharmacokinetics and pharmacodynamics were investigated. Four of these studies were single dose or Single Ascending Dose (SAD) studies. An initial SAD was conducted in Caucasian population. The program was completed with another study performed in a Japanese population. The 2 other single dose studies aimed at measuring a pharmacodynamics effect (Proof-of-Principle or POP studies) on analgesia using the capsaicin test in one case of the third molar extraction model in the other case. The last phase I study was a Multiple Ascending Dose (MAD) study, where patients with chronic lower back pain received NEO1940 for a scheduled period of 12 days. Further details of the studies are found in Table 1.

Table 1 – Clinical studies performed with NEO1940

Year	Full Title	Schedule	Primary Endpoint	Secondary Endpoints
2007

Phase I, First Time in Man, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Healthy Volunteers

		Single dose	safety and tolerability	CNS effects; PK profile,
2007-2008

A Phase I, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Japanese Healthy Male Volunteers

		Single dose	safety and tolerability	CNS effects; PK profile,
2007-2008

A Phase I, Single-centre, Randomised, Double-blind, Placebo-controlled Crossover Study in Healthy Volunteers to Evaluate Effects of a Single Oral Dose of NEO1940 on Intradermal and Topical Capsaicin-evoked Pain Symptoms[1]

		Single dose	effects on intradermal capsaicin injection-evoked pain response by assessment of pain intensity (continuous VAS rating) and to evaluate the effect on heat pain threshold in skin exposed to topical	Other pain parameters; safety and tolerability; CNS effects; PK profile, PK/PD effects
2008	A Randomised, Double Blind, Placebo-Controlled Study to Investigate the Analgesic Efficacy of a Single Dose of NEO1940, in Patients Undergoing Impacted Mandibular Third Molar Extraction[2]	Single dose	To investigate the analgesic effect compared to placebo in dental surgery patients following impacted mandibular third molar extraction.	safety and tolerability; CNS effects; PK profile, PK/PD effects
2008

A Phase I, Multi-Centre, Randomised, Double-blind, Placebo-controlled Study to Investigate the Safety, Tolerability and Pharmacokinetics of NEO1940, Including an Interaction Study, After Administration of Oral Multiple Ascending Doses in Adult Subjects with Chronic Low Back Pain[3]

		Multiple dose	safety and tolerability	CNS effects; PK profile, CYP450 induction

(1) Kalliomäki J, et al. Clin Exp Pharmacol Physiol. 2013 Mar;40(3):212-8.

(2) http://clinicaltrials.gov/ct2/show/NCT00659490?term=AZD1940&rank=2

(3) http://clinicaltrials.gov/ct2/show/NCT00689780?term=AZD1940&rank=1

NEO1940 demonstrated, in general, an acceptable safety and tolerability profile in the safety endpoints. The profile of the observed safety effects was generally typical of cannabinoids and the majority of the adverse events (AEs) were of mild or moderate intensity. A maximum tolerated dose was defined by the frequency and severity of adverse events. A dose dependent increase in body weight was observed in the MAD study. In three out of the five phase I studies, analgesia in acute pain models was also measured as an end-point; no convincing analgesic efficacy has been seen in any of these studies.

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NEOMED, without additional consideration and at NEOMED’s sole cost, has agreed to deliver to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the License Agreement.

The Company will evaluate the Compound and then decide whether to exercise the Option. . Upon exercise of the Option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields.

On the Effective Date, the Company issued 120,000 shares of its common stock to NEOMED.

Research & Development

In view of the urgent need for new and more effective drugs, Artelo intends to combine innovative science and accelerated clinical development to create and develop novel therapies using cannabinoid-based medications and similar compounds which modulate the ECS. Our current research and development efforts have been limited to investigative work surrounding cannabinoids, including creating and developing novel formulations, and evaluating potential opportunities to license technologies from pharmaceutical companies and leading research institutions. As of December 26, 2017, we have commitments to invest approximately $200,000 on direct research and development related activities. Our principal research efforts to date have been with the University of Nottingham, UK and various CRO’s in the US and UK. We intend to conduct cancer related research with the API from NEOMED according to the agreed-upon research plan, as described further in the NEOMED Agreement.

Government Regulation

Government authorities in the United States, at the federal, state and local levels, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

In the United States, the FDA approves and regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the implementing regulations promulgated thereunder. The failure to comply with requirements under the FDCA and other applicable laws at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.

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An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA's Good Laboratory Practice regulations;

•	submission to the FDA of an Investigational New Drug (IND) application, which must take effect before human clinical trials may begin;

•	approval by an independent institutional review board, representing each clinical site before each clinical trial may be initiated;

•

performance of adequate and well-controlled human clinical trials in accordance with good clinical practices (GCP), to establish the safety and efficacy of the proposed drug product for each indication;

•	preparation and submission to the FDA of a New Drug Application (NDA), requesting marketing for one or more proposed indications;

•	review by an FDA advisory committee, where appropriate or if applicable;

•

satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with current Good Manufacturing Practices, requirements and to assure that the facilities, methods and controls are adequate to preserve the product's identity, strength, quality and purity;

•	satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•	payment of user fees and securing FDA approval of the NDA; and

•

compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy and the potential requirement to conduct post-approval studies.

In addition to regulations in the United States, a manufacturer is subject to a variety of regulations in foreign jurisdictions to the extent they choose to sell any drug products in those foreign countries. Even if a manufacturer obtains FDA approval of a product, it must still obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. For other countries, outside of the European Union, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary.

In the European Union, marketing authorizations for medicinal products may be obtained through different procedures founded on the same basic regulatory process. The centralized procedure provides for the grant of a single marketing authorization that is valid for all EU member states. The centralized procedure is compulsory for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of certain diseases. On the other hand, a decentralized procedure provides for approval by one or more other concerned EU member states of an assessment of an application for marketing authorization conducted by one EU member state, known as the reference EU member state. In accordance with the mutual recognition procedure, the sponsor applies for national marketing authorization in one EU member state. Upon receipt of this authorization the sponsor can then seek the recognition of this authorization by other EU member states.

Employees

We currently have two full-time employees, Mr. Gregory Gorgas, President and CEO, and Mr. Peter O’Brien, Senior Vice President - European Operations. We engage consultants who provide services on a part-time basis. These employees and consultants conduct or oversee all day-to-day operations of the Company including technical development, research, and administration. We have no unionized employees. We currently have no retainers or minimum financial commitments with any of our consultants, contractors or service providers. We consider relations with our employees to be satisfactory.

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DESCRIPTION OF PROPERTY

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Trinity Research & Development, Ltd. (UK). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our Board and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Gregory Gorgas	President Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	55	April 3, 2017
Peter O'Brien	Senior Vice President, European Operations and Director	40	November 18, 2016
Connie Matsui	Director, Board Chair	64	May 2, 2017
Steven Kelly	Director	53	May 2, 2017
Douglas Blayney	Director	68	July 31, 2017
R. Martin Emanuele	Director	63	September 20, 2017
Georgia Erbez	Director	51	September 20, 2017

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Gregory Gorgas – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Gregory Gorgas was appointed president, chief executive officer, chief financial officer and director of our company on April 3, 2017.

Prior to joining our company, Mr. Gorgas was Senior Vice President, Commercial, and Corporate Officer at Mast Therapeutics from July 2011 to January 2017 with commercial leadership accountability and business development responsibilities for the hematology, oncology and cardiovascular development programs. In addition, he performed a key role in helping Mast raise over $50M in new capital.

From November 2009 to July 2011, Mr. Gorgas was Managing Director at Theragence, Inc., a privately-held company he co-founded, that applies proprietary computational intelligence to mine and analyze clinical data.

From November 2008 to July 2011, Mr. Gorgas also served as an independent consultant, providing commercial and business development consulting services to pharmaceutical, biotechnology and medical device companies.

From 1997 to October 2008, Mr. Gorgas held several positions with Biogen Idec Inc., most recently, from March 2006 to October 2008, as Senior Director, Global and U.S. Marketing with responsibility for the strategic vision and operational commercialization of the company’s worldwide cancer business. In this role, he hired and led the team in marketing, operations, project management, and business development in Europe and the US. Before such time, he had increasing responsibilities in marketing, sales, commercial operations, and project team and alliance management.

Mr. Gorgas currently serves as director at Theragence and on the advisory board at Klotho Therapeutics. He holds an MBA from the University of Phoenix and a BA in economics from California State University, Northridge.

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We believe that Mr. Gorgas' professional background and experience in the biotechnology industry and assisting companies in financing efforts give him the qualifications and skills necessary to serve as an officer and director of our company.

Peter O'Brien – Senior Vice President, European Operations and Director

Mr. O'Brien was appointed a director on November 18, 2016 and as Senior Vice President, European Operations on April 3, 2017.

Peter O’Brien has been in the e-commerce recruitment industry since 2004, founding and leading successful firms, Driver & Labour Recruit and Hanrahan & O`Brien Consultants in 2005. After building both companies to profitability Mr. O’Brien sold his positions in 2006. In 2008 Mr. O’Brien worked for HSBC International in Jersey, Channel Islands, UK, in the Private Client space. In 2012 he founded Nursing Station, an e-commerce company focused on the recruitment and placement of Nurses in healthcare throughout Ireland and the UK. In July of 2016 Medacs Healthcare under the Impellam Group Plc acquired Nursing Station. Peter has since founded Medical Job board www.MedicalstaffIreland.com in 2015. Mr. O’Brien graduated from Griffith College, Cork 2004 with a Diploma in Marketing, Sales, PR and Advertising.

We believe that Mr. O'Brien's professional background and experience give him the qualifications and skills necessary to serve as a director and officer of our company.

Connie Matsui – Chair of the Board

Ms. Matsui was elected to our Board on May 2, 2017.

Connie Matsui brings to her role over 16 years of general management experience in the biotechnology industry. Ms. Matsui retired from Biogen Idec in January 2009 as Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she held after joining IDEC in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan®, MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves as the Chair of the Board at Halozyme and has been active on a number of not-for-profit boards. She was National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned BA and MBA degrees from Stanford University.

We believe that Ms. Matsui's professional background experience gives her the qualifications and skills necessary to serve as a director and board chair of our company.

Steven Kelly - Director

Mr. Kelly was elected to our Board on May 2, 2017.

Steven Kelly brings nearly thirty years of experience in Pharma/Biotech at all phases of the business across multiple therapeutic categories. Since 2012, Mr. Kelly has been the principal of Kelly BioConsulting, LLC, and serves as an independent consultant providing strategic direction and guidance to a variety of life sciences companies. Most recently, Mr. Kelly was the founding CEO of Pinteon Therapeutics, an early stage Oncology and CNS development company. Prior to this he held a number of leadership positions in the biotechnology industry including: CEO, Theracrine; CCO, BioVex; CEO, Innovive Pharmaceuticals; as well as various commercial and manufacturing roles at Sanofi, IDEC Pharmaceuticals and Amgen. Mr. Kelly holds a BS from University of Oregon and an MBA from Cornell University.

We believe that Mr. Kelly's professional background experience gives him the qualifications and skills necessary to serve as a director of our company.

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Dr. Douglas Blayney - Director

Dr. Blayney was elected to our Board on July 31, 2017.

Douglas W. Blayney, MD is a Professor of Medicine at Stanford and former Medical Director of Stanford Cancer Center. Dr. Blayney is a past president of the American Society of Clinical Oncology (ASCO) and a founder of the ASCO Quality Symposium. He was previously a Professor of Internal Medicine and Medical Director of the Comprehensive Cancer Center at the University of Michigan, and prior to that practiced and led Wilshire Oncology Medical Group, Inc. a physician owned multidisciplinary oncology practice in southern California. Dr. Blayney served on the Food and Drug Administration’s Oncologic Drugs Advisory Committee and is Founding Editor-in-Chief and Editor-in-Chief Emeritus of ASCO’s Journal of Oncology Practice. He has over 70 scientific publications with expertise on clinical trial development, use of oncology drugs in clinical practice, and information technology use. Dr. Blayney earned a degree in electrical engineering from Stanford, is a graduate of the University of California, San Diego School of Medicine, and received post graduate training at UCSD and at the National Cancer Institute in Bethesda, Maryland.

We believe that Dr. Blayney's professional background experience gives him the qualifications and skills necessary to serve as a director of our company.

Dr. R. Martin Emanuele - Director

Dr. Emanuele was elected to our Board on September 20, 2017.

R. Martin Emanuele, PhD, is currently President and CEO of LifeRaft Biosciences Inc., a private bio-pharmaceutical company. From May 2011 to October 2016, he served as Senior Vice President, Development at Mast Therapeutics Inc., a pharmaceutical company. From April 2010 to April 2011, Dr. Emanuele was Vice President, Pharmaceutical Strategy at DaVita, Inc., a FORTUNE 500® company and leading provider of kidney care in the United States. Prior to DaVita, from June 2008 to April 2010, Dr. Emanuele was a co-founder and President of SynthRx, Inc. a private bio-pharmaceutical company that was acquired by AdventRx Pharmaceuticals (now Savara, Inc.) in April 2011. From November 2006 to May 2008, Dr. Emanuele was Senior Vice President, Business Development at Kemia, Inc., a venture-backed privately-held company focused on discovering and developing small molecule therapeutics. From 2002 to 2006, Dr. Emanuele held various senior-level positions with Avanir Pharmaceuticals, Inc., most recently as Vice President, Business Development and Portfolio Management, and from 1988 to 2002, Dr. Emanuele held positions of increasing responsibility at CytRx Corporation, most recently as Vice President, Research and Development and Business Development. He earned a PhD in pharmacology and experimental therapeutics from Loyola University of Chicago, Stritch School of Medicine and a BS in biology from Colorado State University. He also holds an MBA with an emphasis in healthcare and pharmaceutical management from the University of Colorado.

We believe that Dr. Emanuele's professional background experience gives him the qualifications and skills necessary to serve as a director of our company.

Georgia Erbez - Director

Ms. Erbez was elected to our Board on September 20, 2017.

Georgia Erbez has served as Chief Business Officer of Zosano Pharma Corporation, a public pharmaceutical company, since September 2016. She served as Chief Financial Officer and Executive Vice President of Asterias Biotherapeutics, Inc., a biopharmaceutical company, from November 2015 to March 2016. From September 2012 to November 2014 she served as Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceuticals, a pharmaceutical company. Prior to Raptor, Ms. Erbez was a Managing Director, Healthcare Investment Banking at Collins Stewart, a wealth management company, from April 2011 to January 2012. From June 1998 to September 2012, Ms. Erbez was a senior level investment banker at Beal Advisors, Jeffries & Company, Inc. and Cowen and Company. She has also held positions at the investment banks Hambrecht & Quist and Alex, Brown & Sons Inc. Ms. Erbez received a Bachelor of Arts degree, International Relations from the University of California at Davis.

We believe that Ms. Erbez's professional background experience gives her the qualifications and skills necessary to serve as a director of our company.

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Compliance with Section 16(a) of the Exchange Act

The Company's common stock is not registered pursuant to Section 12 of the Exchange Act. Accordingly, officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

The Board adopted a Code of Business Conduct and Ethics by unanimous resolution on December 15, 2017.

Board and Committee Meetings

Since August 31, 2017, our Board has met four times, at which all directors attended. Our Board previously consisted of only one member, Peter O’Brien, and therefore no formal meetings were held during the year ended August 31, 2016. All proceedings prior to the end of our fiscal year ending August 31, 2017 were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on such resolutions at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Audit Committee

Since August 31, 2017, our audit committee has met three times. The audit committee recommends whether to retain or terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Compensation Committee

Since August 31, 2017, our compensation committee has met twice. The compensation committee considers the terms and conditions regarding the compensation of our service providers.

Nominating Committee

Since August 31, 2017, our nominating committee has met twice. The Board established a nominating committee which has a mandate to formalize a process and the policy that governs the manner in which we identify potential candidates for the Board. Historically, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate’s knowledge of the company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the company’s stockholders as opposed to a specific group of stockholders. We are currently developing a formal policy with respect to our consideration of Board nominees recommended by our stockholders.

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EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

The particulars of the compensation paid to the following persons:

(a) our principal executive officer;

(b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended August 31, 2017 whose adjusted total compensation exceeded $100,000;

(c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended August 31, 2017; and

(d) our former principal executive officers,

whom we will collectively refer to as the named executive officers of the Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year ended August 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Gregory Gorgas(1) President, CEO, CFO, Secretary, Treasurer and Director	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Peter O'Brien (2) Vice President, European Operations and Director	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

James Manley(3) Former President, Secretary, CEO, CFO, Treasurer and Director	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

_____________

(1)

Mr. Gorgas was appointed our president, chief executive officer, chief financial officer, secretary, treasurer and director on April 3, 2017. We did not pay cash or any other compensation to Mr. Gorgas during the year ended August 31, 2017.

(2)

Mr. O'Brien was appointed president, chief executive officer, chief financial officer, secretary, treasurer and director on November 18, 2016. Mr. O'Brien resigned as chief executive officer, chief financial officer, secretary and treasurer on April 3, 2017 and was appointed senior vice president, European operations on that day. We did not pay cash or any other compensation to Mr. O’Brien during the year ended August 31, 2017.

(3)	Mr. Manley resigned all positions on November 18, 2016. We did not pay cash or any other compensation to Mr. Manley during the years ended August 31, 2017 and August 31, 2016.

Other than as set forth below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our Board in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our Board.

-55-

Executive Employment Agreements

On April 3, 2017, our company entered into an employment agreement with Gregory D. Gorgas (the “Employment Agreement”), pursuant to which Mr. Gorgas serves as our company’s President & Chief Executive Officer. Pursuant to the terms of the Employment Agreement, beginning on the date (the “Funding Date”) on which our company’s attains funding, either in the form of debt or equity, either in one or more transactions, in excess of $5,000,000, Mr. Gorgas will receive an annual base salary of $250,000 (the “Base Salary”), payable in periodic installments of no less than twice monthly and shall be reviewed by our company’s Board or our Compensation Committee (the “Compensation Committee”). Beginning in the fiscal year following the Funding Date, Mr. Gorgas will be eligible to receive an annual bonus, as approved by the Compensation Committee, based on achievement of our company’s performance goals; the initial target bonus has been set at 50% of Mr. Gorgas’ Base Salary, but may be higher or lower as determined by the Compensation Committee and is to be paid within two and half months after the end of the applicable fiscal year. The annual base salary for Mr. Gorgas and the bonus target for him and other senior executives will be reviewed by the Compensation Committee as needed to maintain competitive compensation of key employees and may be adjusted at any time, at the recommendation of the Compensation Committee and the will of the Board.

The Employment Agreement provides that Mr. Gorgas’ employment is at-will and, unless otherwise provided for, the Employment Agreement may be terminated by either Mr. Gorgas or our company by providing the other party at least 30 days’ notice. If the Employment Agreement is terminated for Cause or Without Good Reason, each as defined in the Employment Agreement, Mr. Gorgas would be eligible to receive: (i) accrued but unpaid Base Salary; (ii) accrued but unused vacation; (iii) reimbursement for any unreimbursed business expenses; and (iv) any employee benefit he may have been entitled to prior to termination of the Employment Agreement (collectively, the “Accrued Amounts”). If the Employment Agreement is terminated Without Cause or for Good Reason, Mr. Gorgas shall be eligible to receive the Accrued Amounts and, subject to his execution of a release of claims in favor of our company, he will also be eligible to receive additional compensation as set forth in Section 5.3 of the Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation of Directors

We did not pay cash or any other compensation to our directors during the year ended August 31, 2017. Other than as set out below, we do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Each of R. Martin Emanuele, Georgia Erbez, Douglas Blayney and Steven Kelly was granted a restricted stock award (the “RSA”) for 100,000 shares of our company’s common stock, vesting annually over a four year period, in each case subject to such director’s continued service to our company. Each RSA is subject to the terms and conditions of its respective RSA agreement.

Connie Matsui was granted an RSA for 120,000 shares of our company’s common stock, vesting annually over a four year period, in each case subject to such director’s continued service to our company. The RSA is subject to the terms and conditions of the RSA agreement.

We intend to compensate our Board members at a rate of $15,000-$20,000 per year beginning in their second year of service and at a rate of $20,000-$30,000 each year thereafter, subject to Board approval. We have agreed to reimburse Board members for any reasonable expenses incurred by them in connection with any travel requested by and on behalf of our company.

-56-

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the Board be independent. However, our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that Ms. Matsui, Dr. Blayney, Mr. Kelly, Dr. Emanuele and Ms. Erbez, representing five of our seven directors, are "independent directors" as defined under the rules of the NASDAQ Global Market. Mr. Gorgas and Mr. O’Brien are not considered independent due to their service as executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS

With the exception of the transaction set forth below, the Company was not a party to any transaction (in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person has or will have a direct or indirect material interest and no such transactions are currently proposed.

During the fiscal year ended August 31, 2017, the Company received $150,000 each from two related parties from shares issued under subscription agreements. The amounts have been recorded as common stock issued, and were settled with shares of the Company. The amount of $150,000 received for each such transaction was paid in consideration for the issuance of 375,000 units, with a purchase price of $0.40 per unit. Each unit consists of 375,000 common shares and 375,000 warrants with an exercise price of $1.00 per share, and five years’ expiry date.

-57-

PRINCIPAL STOCKHOLDERS

The following table provides information as of September 26, 2018 regarding beneficial ownership of our common stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the table do not, however, constitute an admission that the named stock holder is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Directors and Named Executive Officers

Gregory Gorgas (2) 888 Prospect Street, Suite 210 La Jolla CA 92037	2,056,152 Common / Direct	14.5%

Peter O’Brien 888 Prospect Street, Suite 210 La Jolla CA 92037	2,700,000 Common / Direct	19.3%

Connie Matsui 888 Prospect Street, Suite 210 La Jolla CA 92037	120,000 Common / Direct	*

Steven Kelly 888 Prospect Street. Suite 210 La Jolla CA 92037	100,000 Common / Direct	*

Douglas Blayney 888 Prospect Street, Suite 210 La Jolla CA 92037	100,000 Common / Direct	*

R. Martin Emanuele (3) 888 Prospect Street, Suite 210 La Jolla CA 92037	200,000 Common / Direct	1.4%

Georgia Erbez 888 Prospect Street, Suite 210 La Jolla CA 92037	100,000 Common / Direct	*

James Manley(4)	0	*

All Current Directors and Executive Officers as a Group	5,376,152 Common	37.7%

5% Stockholders

David Moss (5) 1618 Caminito Solidago La Jolla CA 92037	3,353,846 Common / Direct	23.4%
Prodigious Wealth Limited (6) 749 Nathan Road Flat B, 7F European Asian Bank Building, Hong Kong	1,000,000 Common / Direct	6.9%
Alinga Capital Fund L.P. (7) 7460 Girard Ave, Suite 3 La Jolla CA 92037	1,135,000 Common / Direct	7.9%

_________________

*	Less than 1%
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 26, 2018. As of the date of this prospectus, there are 14,002,293 shares of our common stock issued and outstanding.

(2)	Consists of 1,908,076 shares held and warrants to purchase 148,076 shares of common stock that is exercisable within 60 days of September 26, 2018.
(3)	Consists of 100,000 shares held and an option to purchase 100,000 shares of common stock that is exercisable within 60 days of September 26, 2018.
(4)	James Manley is our former President, Secretary, CEO, CFO, Treasurer and Director.
(5)	Consists of 3,026,923 shares held and warrants to purchase 326,923 shares of common stock that is exercisable within 60 days of September 26, 2018.
(6)	Consists of 500,000 shares held and warrants to purchase 500,000 shares of common stock that is exercisable within 60 days of September 26, 2018.
(7)

Consists of 717,500 shares held and warrants to purchase 417,500 shares of common stock that is exercisable within 60 days of September 26, 2018 including those shares and warrants held by Paul Quilkey, a principal of Alinga Capital Fund, L.P.

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LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., San Diego, California.

EXPERTS

The consolidated financial statements of Artelo Biosciences, Inc. as of August 31, 2017, 2016 and for each of the two years in the period ended August 31, 2017 included in this prospectus and in the registration statement have been so included in reliance on the report (which includes an explanatory paragraph relating to Artelo’s ability to continue as a going concern as described in Note 3 to the financial statements) of Malone Bailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, NW, Washington, D.C., 20549. You may obtain information about the public reference room by calling the SEC at 1–800–SEC–0330. The SEC maintains a website that contains the reports, proxy statements, and other information we file with the SEC. The address of the SEC’s website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S–1 under the Securities Act of 1933 that contains this prospectus. The registration statement relates to the shares of common stock that are or may be offered by the selling stockholders. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information relating to Artelo and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC or it website.

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ARTELO BIOSCIENCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Audited Annual Financial Statements

Unaudited Interim Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Artelo Biosciences, Inc.

We have audited the accompanying consolidated balance sheets of Artelo Biosciences, Inc. (fka Reactive Medical Inc.) and its subsidiaries (collectively, the “Company”) as of August 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Artelo Biosciences, Inc. and its subsidiaries as of August 31, 2017 and 2016, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations, that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 28, 2017

F-2

ARTELO BIOSCIENCES, INC.

(Formerly REACTIVE MEDICAL INC.)

Consolidated Balance Sheets

	August 31, 2017	August 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$572,775	$3,590
Prepaid expenses and deposits	1,500	-
Total Current Assets	574,275	3,590
TOTAL ASSETS	574,275	3,590

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$28,576	$12,940
Due to related party	862	4,450
Total Current Liabilities	29,438	17,390

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, par value $0.001, 50,000,000 shares authorized, 0 and 0 shares issued and outstanding as of August 31, 2017, and 2016, respectively	-	-
Common Stock, par value $0.001, 150,000,000 shares authorized, 11,327,302 and 7,640,000 shares issued and outstanding as of August 31, 2017, and 2016, respectively	11,327	7,640
Additional paid-in capital	827,942	38,760
Accumulated deficit	(295,089)	(60,200)
Accumulated other comprehensive gain	657	-
Total Stockholders’ Equity (Deficit)	544,837	(13,800)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$574,275	$3,590

The accompanying notes are an integral part of these financial statements.

F-3

ARTELO BIOSCIENCES, INC.

(Formerly REACTIVE MEDICAL INC.)

Consolidated Statements of Operations

	Year Ended
	August 31,
	2017	2016

OPERATING EXPENSES
General and administrative	$107,533	$752
Stock based compensation	3,332	-
Professional fees	121,924	28,938
Total Operating Expenses	232,789	29,690

Loss from Operations	(232,789)	(29,690)

OTHER EXPENSE
Interest expense	(2,100)	-
Total other expense	(2,100)	-

NET LOSS	$(234,889)	$(29,690)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	$657	$-
Total Other Comprehensive Income (Loss)	657	-

TOTAL COMPREHENSIVE INCOME (LOSS)	(234,232)	(29,690)

Basic and Diluted Loss per Common Share	$(0.03)	$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding	8,732,406	7,640,000

The accompanying notes are an integral part of these financial statements.

F-4

ARTELO BIOSCIENCES, INC.

(Formerly REACTIVE MEDICAL INC.)

Consolidated Statements of Stockholders’ Equity (Deficit)

			Additional		Accumulated
			paid-in		Other
	Common stock		capital	Subscription	Comprehensive	Accumulated
	Shares	Amount	(deficiency)	Receivable	Income	Deficit	Total

Balance, August 31, 2015	7,640,000	$7,640	$38,760	$(600)	$-	$(30,510)	$15,890
Subscription receivable collected	-	-	-	600	-	-	-
Net loss for the year	-	-	-	-	-	(29,690)	(29,690)
Balance, August 31, 2016	7,640,000	$7,640	$38,760	$-	$-	$(60,200)	$(13,800)
Loan forgiven by previous shareholder	-	-	16,856	-	-	-	16,856
Common shares issued for cash	4,087,302	4,087	768,994	-	-	-	773,081
Common shares returned	(400,000)	(400)	-	-	-	-	(400)
Common shares issued for services	-	-	3,332				3,332
Net loss for the year	-	-	-	-	-	(234,889)	(234,889)
Other comprehensive gain	-	-	-	-	657	-	657
Balance, August 31, 2017	11,327,302	$11,327	$827,942	$-	$657	$(295,089)	$544,837

The accompanying notes are an integral part of these financial statements.

F-5

ARTELO BIOSCIENCES, INC.

(Formerly REACTIVE MEDICAL INC.)

Consolidated Statements of Cash Flows

	Year Ended
	August 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(234,889)	$(29,690)
Amortization of debt discount	600	-
Stock based compensation	3,332	-
Changes in operating assets and liabilities:
Prepaid expenses	(1,500)	-
Accounts payable and accrued liabilities	15,636	11,201
Net cash used in operating activities	(216,821)	(18,489)

CASH FLOWS FROM FINANCING ACTIVITIES
Collection from stock issued for cash	772,681	-
Collection from share subscription receivable	-	600
Advance from shareholder	24,585	4,450
Repayment to shareholder	(11,317)	-
Proceeds from issuance of note payable	29,400	-
Repayment of note payable	(30,000)	-
Net cash provided by financing activities	785,349	5,050

Effects on changes in foreign exchange rate	657	-

Net increase (decrease) in cash and cash equivalents	569,185	(13,439)
Cash and cash equivalents - beginning of period	3,590	17,029
Cash and cash equivalents - end of period	$572,775	$3,590

Supplemental Cash Flow
Cash paid for interest	$1,500	$-
Cash paid for income taxes	$-	$-

Non-cash financing and investing activities:
Loan forgiven by previous shareholder	$16,856	$-

The accompanying notes are an integral part of these financial statements.

F-6

ARTELO BIOSCIENCES, INC.

(Formerly REACTIVE MEDICAL INC.)

Consolidated Notes to the Financial Statements

For the years ended August 31, 2017 and 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (the "Company") is a Nevada corporation incorporated on May 2, 2011. It is based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is August 31.

Effective on February 10, 2017, the Company changed its name from “KNIGHT KNOX DEVELOPMENT CORP.,” to “ REACTIVE MEDICAL INC.” On April 14, 2017, the Company changed its name from “REACTIVE MEDICAL INC.” to “ARTELO BIOSCIENCES, INC”.

In May 2017, the Company registered fully owned subsidiaries in England and Wales, Trinity Reliant Ventures Limited, and Trinity Research & Development Limited. Operations in the subsidiary have been consolidated in the financial statements.

The Company intends to license, develop and commercialize novel cannabinoid therapeutic treatments. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s fully owned subsidiaries, Trinity Reliant Ventures Limited, and Trinity Research & Development Limited.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $572,775 and $3,590 in cash and cash equivalents as at August 31, 2017 and August 31, 2016, respectively.

Foreign Currency Transactions

Some of the Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arise from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included as other comprehensive income.

F-7

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were $3,332 share-based expenses for the year ending August 31, 2017, and no share-based expenses for the year ending August 31, 2016.

F-8

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as at August 31, 2017 and August 31, 2016.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, ”Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For the years ended August 31, 2017 and 2016, potentially dilutive instruments are outstanding warrants of 1,927,302 which were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of security deposits paid.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-9

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted this standard as of December 31, 2016. The adoption of this standard had no effect on our results of operation, cash flows, other than presentation, or financial condition.

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

F-10

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended August 31, 2017, the Company has a net loss of $234,889. As at August 31, 2017, the Company had an accumulated deficit of $295,089 and has earned no revenues. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for future periods.

NOTE 4 - RELATED PARTY TRANSACTIONS

During year ended August 31, 2016, the Company borrowed $4,450 from a majority shareholder; the amount borrowed was non-interest bearing and due on-demand loan. The balance at August 31, 2016 was $4,450.

During the year ended August 31, 2017, the former President, and current Senior Vice President, European Operations, who is a major shareholder paid rent expense on behalf of the Company, and paid for expenses on behalf of the company for a total of $3,074. The full amount was repaid during the nine months ended August 31, 2017.

During the year ended August 31, 2017, the president of the Company advanced $9,105 to pay for operating expenses and repaid $8,243. The amount owing to the related party as of August 31, 2017 is $862. The amounts are non-interest bearing, and have no terms of repayment.

During the year ended August 31, 2017, the Company borrowed an additional $12,406 from former President of the Company who at the time was the Company’s controlling shareholder; the amount borrowed was non-interest bearing and due on-demand loan (the “Shareholder Loan”). On November 18, 2016, the Shareholder Loan was forgiven for the total loan amount of $16,856.

On November 18, 2016, a former President of the Company transferred all of the 6,000,000 shares that they held to the current Senior Vice President, European Operations.

During the year ended August 31, 2017, the Company received $150,000 from two related parties from shares issuance under subscription agreement. The amounts have been recorded as stock common stock issued, and will be settled with shares of the Company subsequent to year-end. The amounts of $150,000 with related parties is for the issuance of 375,000 common shares, purchase price of $0.40 and 375,000 warrants with an exercise price of $1.00 per share, and five years expiry date.

F-11

The Company has an employment contract with a key employee, Mr. Gregory Gorgas, who is an officer of the Company. As of August 31, 2017 no salary is owed nor has been paid.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

During the year ended August 31, 2017, the Company recorded $3,332 of stock compensation expense for two Board of Directors’ members.

NOTE 5 - PROMISSORY NOTE PAYABLE

On November 18, 2016, the Company issued a Promissory Note of $30,000 and received net cash of $29,400. The note bears interest at a rate of 10% per annum and was due on November 18, 2017.

During the year ended August 31, 2017, the Company repaid the Promissory Note, and recorded interest expense of $2,100 related to the Promissory Note.

NOTE 6 - EQUITY

Authorized Stock

On January 19, 2017, a majority of stockholders of our Company and our board of directors approved a change of name of our Company from Knight Knox Development Corp. to Reactive Medical Inc. and an increase to our authorized capital from 75,000,000 shares of common stock, par value $0.001 to 150,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

Preferred shares

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001.

During the year ended August 31, 2017, there were no issuance of preferred stock.

Common Shares

The Company has authorized 150,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the year ended August 31, 2015, the Company issued 1,640,000 shares to un-affiliated investors for $16,400 cash and $600 of this $15,600 was received during the year ended August 31, 2015, and the remaining $600 was received during the year ended August 31, 2016.

During the year ended August 31, 2017, the Company issued 1,760,000 common shares, par value $0.001 for proceeds of $1,760. The Company cancelled 400,000 common shares and refunded $400.

Common Stock related to Subscription Agreement

During the year ended August 31, 2017, the Company received $770,921 that has been recorded as stock issued in relation to a subscription agreement on June 30, 2017, for the issuance of 1,927,302 common shares. The shares have not yet been issued as of August 31, 2017, however, the individuals that contributed cash to the Company have shareholder rights on the shares associated with the subscription agreement, and therefore the common stock is considered to be issued as of August 31, 2017.

F-12

Per the terms of the subscription agreement, following the closing date until the earlier of (i) the date that the registration is declared effective by the SEC, or (ii) the date the shares become freely tradable, if the Company issues any common stock or common stock equivalent entitling the holder to acquire common stock at a price below $0.40, the Company will be required to issue the subscribers that number of additional unites equal to the difference between the units issued at closing, and the number units the Company would have issued to the subscriber had the offering been completed at this discounted price.

Warrants

In relation to the common stock related to subscription agreement, each individual investor received warrants with the purchase of the stock. For each share purchased, the investor will receive one Series A Common Stock Purchase Warrant to purchase one share of the Company’s common stock for a period of five years from the date of the share subscription at June 30, 2017 at a price of $1.00 per share.

As of August 31, 2017, there are 1,927,303 Series A Common Stock Purchase Warrants outstanding, with a weighted average life remaining of 4.83 years, and average exercise price of $1.00.

NOTE 7 - PROVISION FOR INCOME TAXES

The Company has not made provision for income taxes for the year end August 31, 2017 and August 31, 2016, since the Company has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as at August 31, 2017. The Company has incurred a net operating loss of $234,889, the net operating losses carry forward will begin to expire in varying amounts from year 2034 subject to its eligibility as determined by respective tax regulating authorities.

The Company is subject to taxation in the United States and certain state jurisdictions. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	August 31,
	2017	2016
Income tax expense at statutory rate	$(79,639)	$(10,095)
Change in valuation allowance	79,639	10,095
Income tax expense per books	$-	$-

F-13

Net deferred tax assets consist of the following components as of:

	August 31,	August 31,
	2017	2016
NOL Carryover	$(100,330)	$(20,468)
Valuation allowance	100,330	20,468
Net deferred tax asset	$-	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

On July 31, 2017, the Company entered into a license agreement (the “License Agreement”) with Analog Biosciences, Inc. Analog Biosciences, Inc. (“Licensor”), a Nevada corporation pursuant to which the Company has among other things, licensed certain patent rights pertaining to manufacturing methodologies for compositions containing cannabinoids. Under the terms of the License Agreement, the Company will pay to Licensor twenty-five percent (25%) of any cash consideration, and of the cash equivalent of all other consideration, which is due to the Company for the grant of rights under a sublicense, excluding payments due to the Company as a royalty based on Sales (as defined in the License Agreement) by the sublicensee. The Company also will pay to Licensor earned royalties (“Earned Royalties”) at the rate of one percent (1%) of the Net Sales of all Licensed Products and Licensed Services, as those terms are defined in the Manufacturing License.

As of August 31, 2017, no accrual was recorded as per the term of the agreement.

NOTE 8 – SUBSEQUENT EVENTS

On September 20, 2017, the board of directors (“Board”) increased the size of the Board from five to seven directors and appointed R. Martin Emanuele, Ph.D., M.B.A. and Georgia Erbez to the Board. Each of Dr. Emanuele and Ms. Erbez was granted a restricted stock award (the “RSA”) for 100,000 shares of the Company’s common stock, vesting annually over a four year period, in each case subject to such director’s continued service to the Company. The RSA is subject to the terms and conditions of the RSA agreement. We will also reimburse Dr. Emanuele and Ms. Erbez for all reasonable expenses in connection with their services to us.

Subsequent to August 31, 2017, the Company issued 25,000 shares for $10,000.

F-14

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

	May 31,	August 31,
	2018	2017

ASSETS
Current Assets
Cash and cash equivalents	$326,023	$572,775
Prepaid expenses and deposits	57,838	1,500
Other receivable	16,484	-
Total Current Assets	400,345	574,275
Equipment, net of accumulated depreciation of $212 and $nil, respectively	638	-
TOTAL ASSETS	400,983	574,275

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$489,628	$28,576
Due to related party	2,700	862
Total Current Liabilities	492,328	29,438

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, par value $0.001, 50,000,000 shares authorized, 0 and 0 shares issued and outstanding as of May 31, 2018 and August 31, 2017, respectively	-	-
Common Stock, par value $0.001, 150,000,000 shares authorized, 12,781,195 and 11,327,302 shares issued and outstanding as of May 31, 2018 and August 31, 2017, respectively	12,781	11,327
Additional paid-in capital	1,856,025	827,942
Accumulated deficit	(1,948,467)	(295,089)
Accumulated other comprehensive gain (loss)	(11,684)	657
Total Stockholders’ Equity (Deficit)	(91,345)	544,837

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$400,983	$574,275

The accompanying notes are an integral part of these unaudited financial statements.

F-15

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	May 31,		May 31,
	2018	2017	2018	2017

OPERATING EXPENSES
General and administrative	$104,564	$19,299	$272,052	$23,415
Professional fees	236,375	76,426	463,719	93,822
Research and development	236,845	-	917,388	-
Depreciation	73	-	219	-
Total Operating Expenses	577,857	95,725	1,653,378	117,237

Loss from Operations	(577,857)	(95,725)	(1,653,378)	(117,237)

OTHER OPERATING EXPENSE
Interest expense	-	(907)	-	(1,923)
Total other expense	-	(907)	-	(1,923)

Provision for income taxes	-	-	-	-

NET LOSS	$(577,857)	$(96,632)	(1,653,378)	$(119,160)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(10,062)	-	(12,341)	-
Total Other Comprehensive Income Loss	(10,062)	-	(12,341)	-

TOTAL COMPREHENSIVE LOSS	$(587,919)	$(96,632)	$(1,665,719)	$(119,160)

Basic and Diluted Loss per Common Share	$(0.05)	$(0.01)	$(0.14)	$(0.01)

Basic and Diluted Weighted Average Common Shares Outstanding	12,741,083	8,809,565	11,949,707	8,034,139

The accompanying notes are an integral part of these unaudited financial statements.

F-16

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended
	May 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,653,378)	$(119,160)
Amortization of debt discount	-	321
Stock based compensation	168,751	-
Depreciation	249	-
Changes in operating assets and liabilities:
Prepaid expenses	(56,338)	-
Other receivable	(16,484)	-
Accounts payable and accrued liabilities	461,052	58,374
Accrued interest	-	1,603
Net cash used in operating activities	(1,096,148)	(58,862)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(887)	-
Net cash used in investing activities	(887)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	860,786	2,160
Collection from stock payable	-	231,666
Due to related party	-	16,610
Advance from related party	18,472	3,274
Repayment to related party	(16,602)	-
Proceeds from issuance of note payable	-	29,400
Net cash provided by financing activities	862,656	283,110

Effects on changes in foreign exchange rate	(12,373)	-

Net decrease in cash and cash equivalents	(246,752)	224,248
Cash and cash equivalents - beginning of period	572,775	3,590
Cash and cash equivalents - end of period	$326,023	$227,838

Supplemental Cash Flow
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash financing and investing activities:
Loan forgiven by previous shareholder Stock sub	$-	$16,856

The accompanying notes are an integral part of these unaudited financial statements.

F-17

ARTELO BIOSCIENCES, INC.

Notes to the Unaudited Consolidated Financial Statements

For the Nine Months Ended May 31, 2018

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (the “Company”) is a Nevada corporation incorporated on May 2, 2011. It is based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

Effective on February 10, 2017, the Company changed its name from “KNIGHT KNOX DEVELOPMENT CORP.,” to “REACTIVE MEDICAL INC.” On April 14, 2017, the Company changed its name from “REACTIVE MEDICAL INC.” to “ARTELO BIOSCIENCES, INC”.

In May 2017, the Company registered fully owned subsidiaries in England and Wales, Trinity Reliant Ventures Limited, and Trinity Research & Development Limited. Operations in the subsidiary have been consolidated in the financial statements.

The Company intends to license, develop and commercialize novel therapeutic treatments targeting the endocannabinoid system. To date, the Company’s activities have primarily been limited to its formation, business development activities, sponsored research, and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted (“GAAP”) in the United States of America. The accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended May 31, 2018 are not necessarily indicative of the results for the full year. While management of the Company believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended August 31, 2017 contained in the Company’s Form 10-K filed on November 29, 2017.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s fully owned subsidiary Trinity Reliant Ventures Limited. No intercompany balances or transactions exist during the period ended May 31, 2018.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established an ongoing source of revenues sufficient to cover its operating cost and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the nine months ended May 31, 2018, the Company has a net loss of $1,653,378. As at May 31, 2018, the Company had an accumulated deficit of $1,948,467 and has earned no revenues. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for future periods.

F-18

NOTE 4 - RELATED PARTY TRANSACTIONS

During the nine months ended May 31, 2018, the president of the Company incurred $1,040 of expenses on behalf of the Company. The amount owing to the related party as of May 31, 2018 and August 31, 2017 is $1,902 and $862, respectively. The amounts are non-interest bearing and have no terms of repayment.

During the nine months ended May 31, 2018, the former President, and current Senior Vice President, European Operations, who is a major shareholder paid rent expense on behalf of the Company, and paid for expenses on behalf of the company for a total of $17,432. The amount of $16,602 was repaid during the nine months ended May 31, 2018. The amount owing to the related party as of May 31, 2018 and August 31, 2017 is $798 and $0, respectively. The amounts are non-interest bearing, and have no terms of repayment.

The Company has an employment contract with a key employee, Mr. Gregory Gorgas, who is an officer of the Company. Effective January 26, 2018 the annual base salary is $125,000. As of May 31, 2018, $43,590 was paid in salary and $39,656 was paid reimbursement for payments made by him for his health benefits, retroactive to the beginning of his employment. The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

On September 20, 2017, the Company appointed 2 additional Directors. Each Director was granted a restricted stock award (the “RSA”) for 100,000 shares of the Company’s common stock, vesting annually over a four-year period, in each case subject to such director’s continued service to the Company. During the nine months ended May 31, 2018, the company recorded $42,751 of stock compensation expense for all five members of the Company’s Board of Directors.

On January 26, 2018, the Company received $65,000 from two related parties from shares issuance under subscription agreement. The amounts have been recorded as stock common stock issued, and will be settled with shares of the Company subsequent to quarter end. The amounts of $65,000 with related parties is for the issuance of 99,999 common shares, purchase price of $0.65 and 99,999 warrants with an exercise price of $1.50 per share, and five years expiry date. (See note 5).

NOTE 5 - EQUITY

Preferred shares

The Company has authorized 50,000,000 shares of preferred stock with a par value of $0.001.

During the nine months ended May 31, 2018, there were no issuances of preferred stock.

Common Shares

The Company has authorized 150,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the company is sought.

During the nine months ended May 31, 2018, the Company issued as follows,

•	The Company received $10,000 that has been recorded as stock issued in relation to a subscription agreement on June 30, 2017, for the issuance of 25,000 common shares.

Per the terms of the subscription agreement, following the closing date until the earlier of (i) the date that the registration is declared effective by the SEC, or (ii) the date the shares become freely tradable, if the Company issues any common stock or common stock equivalent entitling the holder to acquire common stock at a price below $0.40, the Company will be required to issue the subscribers that number of additional unites equal to the difference between the units issued at closing, and the number units the Company would have issued to the subscriber had the offering been completed at this discounted price.

F-19

•	On January 2, 2018, the Company issued 120,000 shares of its common stock valued at $126,000 to NEOMED for services.

•

During the nine months ended May 31, 2018, the Company received cash of $850,780 that has been recorded for the issuance of 1,308,893 common shares at a price of $0.65 per Unit pursuant to a private placement offering conducted by the Company in relation to subscription agreements accepted on January 26, 2018 and March 15, 2018. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series A Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.50 per share for a period of 5 years from the issue date.

Warrants

In relation to the common stock related to subscription agreement dated on June 30, 2017, each individual investor received warrants with the purchase of the stock. For each share purchased, the investor will receive one Series A Common Stock Purchase Warrant to purchase one share of the Company’s common stock for a period of five years from the date of the share subscription at June 30, 2017 at a price of $1.00 per share.

In relation to the common stock related to subscription agreement dated on January 26, 2018, each individual investor received warrants with the purchase of the stock. For each share purchased, the investor will receive one Series A Stock Purchase Warrant to purchase one share of the Company’s common stock for a period of five years from the date of the share subscription at January 26, 2018 at a price of $1.50 per share.

In relation to the common stock related to subscription agreement dated on March 15, 2018, each individual investor received warrants with the purchase of the stock. For each share purchased, the investor will receive one Series A Stock Purchase Warrant to purchase one share of the Company’s common stock for a period of five years from the date of the share subscription at March 15, 2018 at a price of $1.50 per share.

As of May 31, 2018, there are 3,261,196 Series A and Series B Common Stock Purchase Warrants outstanding, with a weighted average life remaining of 4.34 years, and average exercise price of $1.20. The warrants have intrinsic value of $488,076 as of May 31, 2018.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to May 31, 2018, we entered into Subscription Agreements with 24 individuals, for the purchase and sale of 701,098 units of the Company’s equity securities (the “Units”) at a price of $0.75 per Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $525,823.50. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series C Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.75 per share for a period of 5 years from the issue date.

On August 17, 2018, we entereted into a stock option agreement with a consultant for 100,000 stock options with an exercise price per share of $1.35. The expiration date is August 17, 2028. The number of Shares that will vest upon the first day following the end of such Vesting Period (a “Vesting Date”) will equal (i) the lesser of (a) the number of hours that the Company’s Chief Executive Officer certifies Participant provided the Services during such Vesting Period or (b) 30, multiplied by (ii) a number of Shares equal to 350 divided by the exercise price per Share of the option.

F-20

Through and including, ___________, 2018 (the 25th day after the date of this prospectus), all dealers effecting transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,426,424 Shares

Artelo Biosciences, Inc.

Common Stock

_______________________________

PROSPECTUS

_______________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

Legal and SEC fees	$40,000
Accounting fees	4,000
Printing and engraving	300
Miscellaneous	700
Total	$45,000

We have agreed to pay the foregoing expenses and we will not be seeking reimbursement from the selling stockholders.

Item 14. Indemnification of Directors and Officers

The Company’s Articles of Incorporation and By-laws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

II-1

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all securities we have sold since our date of inception and up to the date of this document.

During the fiscal year ended August 31, 2015, we issued 1,640,000 shares to various un-affiliated investors for $16,400 cash.

On February 26, 2014, we issued 6,000,000 shares to an officer and director at $0.005 per share.

On July 31, 2017, we entered into Subscription Agreements with 18 individuals, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 1,952,302 units of the Company’s equity securities (the “Units”) at a price of $0.40 per Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $780,921. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series A Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.00 per share for a period of 5 years from the issue date.

On January 2, 2018, we issued 120,000 shares to NEOMED Institute.

On March 23, 2018, we entered into Subscription Agreements with 28 individuals, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 1,308,893 units of the Company’s equity securities (the “Units”) at a price of $0.65 per Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $850,780.45. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series B Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.50 per share for a period of 5 years from the issue date.

On September 12, 2018, we entered into Subscription Agreements with 24 individuals, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 701,098 units of the Company’s equity securities (the “Units”) at a price of $0.75 per Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $525,823.50. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series C Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.75 per share for a period of 5 years from the issue date.

Each of the foregoing issuances was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, or Regulation D promulgated under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are included herein or incorporated by reference.

Exhibit Number	Description	Form	File No.	Filing Date	Filed Herewith
3.1	Articles of Incorporation and Amendments	S-1	333-199213	10/8/2014
3.2	Certificate of Amendment filed with the Nevada Secretary of State on February 2, 2017 with an effective date of February 10, 2017.	8-K	333-199213	2/9/2017
3.3	Certificate of Change.	8-K	333-199213	4/17/2017
3.4	Bylaws	S-1	333-199213	10/8/2014
4.1	Form of Series A Warrant	8-K/A	333-199213	10/3/2017
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.				*
10.1	Subscription Agreement	S-1	333-199213	10/8/2014
10.2	Senior Promissory Note dated November 18, 2016	8-K	333-199213	11/18/2016
10.3	Consultancy Agreement between the Company and Dr. Saoirse O'Sullivan, PhD dated March 22, 2017.	8-K	333-199213	4/7/2017
10.4#	Employment Agreement between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.5	Securities Purchase Agreement between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.6+	Exclusive License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.	8-K	333-199213	5/8/2017
10.7#	Form of Indemnification Agreement	8-K	333-199213	5/8/2017
10.8	Note Repayment Agreement between Artelo Biosciences, Inc. and Malibu Investments Limited	8-K	333-199213	5/8/2017
10.9	Stock Purchase Agreement dated May 4, 2017	8-K	333-199213	5/8/2017
10.10	Form of Subscription Agreement	8-K	333-199213	8/4/2017
10.11	Form of Registration Rights Agreement	8-K	333-199213	8/4/2017
10.12	Amendment Dated August 1, 2017 to the Exclusive License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.	8-K	333-199213	8/4/2017
10.13	Exclusive Patent License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.	8-K	333-199213	8/4/2017
10.14#	Indemnification Agreement Dated July 31, 2017	8-K	333-199213	8/4/2017
10.15	Stock Purchase Agreement Dated August 1, 2017	8-K	333-199213	8/4/2017
10.16#	Indemnification Agreement, by and between the Company and R. Martin Emanuele, dated September 20, 2017.	8-K	333-199213	9/25/2017
10.17#	Indemnification Agreement, by and between the Company and Georgia Erbez, dated September 20, 2017.	8-K	333-199213	9/25/2017
10.18	Material and Data Transfer, Option and License Agreement dated December 20, 2017 between the Company and NEOMED Institute+	10-Q	33-199213	1/16/2018
10.19#	Form of Series C Warrant	8-K	33-199213	9/14/2018
10.20#	Form of Series C Subscription Agreement	8-K	33-199213	9/14/2018
10.21	Form of Series C Registration Rights Agreement	8-K	33-199213	9/14/2018
10.22#	2018 Equity Incentive Plan				*
10.23#	Form of Stock Option Agreement—2018 Equity Incentive Plan				*
23.1	Consent of Independent Registered Public Accounting Firm				*
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in exhibit 5.1)				*
24.1	Power of attorney (see signature page hereto)
101.INS	Instance Document
101.SCH	XBRL Taxonomy Schema Document
101.CAL	XBRL Taxonomy Calculation Linkbase Document
101.DEF	XBRL Taxonomy Definition Linkbase Document
101.LAB	XBRL Taxonomy Label Linkbase Document
101.PRE	XBRL Taxonomy Presentation Linkbase Document

_____________

# Management contracts or compensatory plans, contracts or arrangements.

+ Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

(b) Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 27, 2018.

ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Gregory D. Gorgas, as his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Gregory D. Gorgas	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer	September 27, 2018
Gregory D. Gorgas	and Principal Accounting Officer)

/s/ Connie Matsui	Chair of the Board	September 27, 2018
Connie Matsui

/s/ Steven Kelly	Director	September 27, 2018
Steven Kelly

/s/ Douglas Blayney	Director	September 27, 2018
Douglas Blayney

/s/ Martin Emanuele	Director	September 27, 2018
R. Martin Emanuele

/s/ Georgia Erbez	Director	September 27, 2018
Georgia Erbez

/s/ Peter O’Brien	Director	September 27, 2018
Peter O’Brien

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